Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

COLLABORATION AGREEMENT

BY AND BETWEEN

OREXIGEN THERAPEUTICS, INC.

AND

TAKEDA PHARMACEUTICAL COMPANY LIMITED

DATED

SEPTEMBER 1, 2010

7.	FINANCIAL TERMS		39

	7.1	Upfront Payment	39
	7.2	Milestone Payments	40
	7.3	Royalty Payments	41
	7.4	Royalty Payment Reports	43
	7.5	Manner of Payment	43
	7.6	Records Retention	43
	7.7	Audits	43
	7.8	Currency Exchange	44
	7.9	Taxes	44
	7.10	Interest Due	45

8.	REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY		45

	8.1	Mutual Representations and Warranties	45
	8.2	Additional Representations and Warranties of Orexigen	46
	8.3	Additional Representations and Warranties of Takeda	48
	8.4	Mutual Covenants	49
	8.5	Additional Covenants of Orexigen	49
	8.6	Additional Covenants of Takeda	50
	8.7	DISCLAIMERS	52
	8.8	LIMITATION OF LIABILITY	53
	8.9	Knowledge Standard	53

9.	INTELLECTUAL PROPERTY		53

	9.1	Ownership of Inventions	53
	9.2	Prosecution of Collaboration Patents	55
	9.3	Enforcement of Collaboration Patents or Product Trademarks Against Infringers	56
	9.4	Patent Term Extension	58
	9.5	Regulatory Patent Listing	58
	9.6	Defense Against Claims of Infringement of Third Party Patents	59
	9.7	Third Party Licenses	59

10.	CONFIDENTIALITY		60

	10.1	Nondisclosure	60
	10.2	Exceptions	60
	10.3	Authorized Disclosure	61
	10.4	Terms of this Agreement	62
	10.5	Securities Filings	62
	10.6	Relationship to Confidentiality Agreement	62
	10.7	Publications	63
	10.8	Publicity	63
	10.9	Third Party Information	63

11.	INDEMNITY AND INSURANCE		64

	11.1	Takeda Indemnity	64
	11.2	Orexigen Indemnity	64
	11.3	Indemnification Procedure	65
	11.4	Dante Indemnity	66
	11.5	Insurance	66

12.	TERM AND TERMINATION		66

	12.1	Term; Expiration	66
	12.2	Termination for Cause	66
	12.3	Termination for Safety Reasons	67
	12.4	Termination for Insolvency	67
	12.5	Termination for Patent Challenge	68
	12.6	Unilateral Termination by Takeda	68
	12.7	Consequences of Termination	68
	12.8	Consequences of Expiration	71
	12.9	Survival	72
	12.10	No Limitation on Remedies	72

13.	DISPUTE RESOLUTION		72

	13.1	Exclusive Dispute Resolution Mechanism	72
	13.2	Resolution by Executive Officers	72
	13.3	Alternative Dispute Resolution	72
	13.4	Survivability	73
	13.5	Preliminary Injunctions	73
	13.6	Patent Disputes	73
	13.7	Confidentiality	73

14.	MISCELLANEOUS		73

	14.1	HSR	73
	14.2	Severability	73
	14.3	Notices	74
	14.4	Force Majeure	75
	14.5	Assignment	75
	14.6	Further Assurances	76
	14.7	Waivers, Modifications and Amendments	76
	14.8	Governing Law	77
	14.9	Relationship of the Parties	77
	14.10	Entire Agreement	77
	14.11	Exports	77
	14.12	Interpretation	77
	14.13	Performance by Affiliates	77
	14.14	Counterparts; Electronic Delivery	77

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2010 (the “Effective Date”), by and between Orexigen Therapeutics, Inc., a Delaware corporation located at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037, United States of America (“Orexigen”), and Takeda Pharmaceutical Company Limited, a Japanese corporation with a principal place of business at 1-1, Doshomachi 4-Chome Chuo-ku, Osaka 540-8645, Japan (“Takeda”). Orexigen and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Orexigen has certain expertise and experience of interest to Takeda relating to certain pharmaceutical therapeutic molecules;

WHEREAS, Takeda has expertise and experience in, and resources and funding for, the development, manufacture and commercialization of pharmaceutical therapeutic molecules;

WHEREAS, Orexigen has rights under certain patent, know-how and trademark rights relating to such pharmaceutical therapeutic molecules, including Orexigen’s therapeutic product, Contrave® (as defined below), and Orexigen has invested substantial resources and funding in developing Contrave;

WHEREAS, Takeda and Orexigen desire to collaborate to continue the conduct of development and commercialization activities for Contrave, including the investment of resources and funding by Takeda for reimbursement of past research and development expenditures made by Orexigen and to support the future development and commercialization of Contrave; and

WHEREAS, Orexigen desires to have the option to Co-Promote (as defined below) Contrave® in the Territory, and Takeda is willing to grant such option as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1. DEFINITIONS. The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

“Affiliate” of a Party means any Person that directly or indirectly is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity; provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interests.

“Alliance Manager” has the meaning set forth in Section 5.9.

“Bankruptcy Code” has the meaning set forth in Section 12.4.

“Breaching Party” has the meaning set forth in Section 12.2.1.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of New York, U.S., the province of Ontario, Canada, or Japan are authorized or obligated by Laws to close.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

“Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2011, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

“Change of Control” means the occurrence of any of the following:

a Party entering into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets, or other similar transaction or series of related transactions with another entity, unless, following such transaction or transactions, (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of such Party immediately prior to such transaction or transactions beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction or transactions (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction or transactions of such outstanding voting securities, and (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement, or the action of the Board of Directors of such Party, governing such transaction or transactions; or

(a) any transaction or series of related transactions in which any Person or group of Persons acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party;

provided, however, that notwithstanding subsection (a) or (b) above, a stock sale to underwriters of a public offering of such Party’s capital stock shall not constitute a Change of Control.

“Clinical Trial(s)” means any human clinical study of a pharmaceutical product, including Phase IV Trials.

“Clinical Trial Product Liabilities” means all losses, damages, fees, costs and other liabilities incurred by a Party or its Affiliates and resulting from human use of Product in Clinical Trials during the Term but excluding [***].

“Collaboration” means the Development and Commercialization activities conducted by the Parties pursuant to this Agreement.

“Collaboration Patents” means the Orexigen Patents and the Takeda Patents.

“Combination Product” means any pharmaceutical composition, branded or generic, containing the Licensed Compounds in combination with any other clinically active ingredient(s) that is not a Licensed Compound, whether packaged together or in the same therapeutic formulation.

“Commercialization” means all activities, whether initiated or conducted prior to or following receipt of Regulatory Approval for a Product in the Field and in any jurisdiction in the Territory, undertaken pursuant to the Commercialization Plan in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering Product to customers) of the Product, including: (a) sales force efforts, detailing, advertising, marketing, sales and distribution (as described in Section 3.3.5), pricing, managed markets and medical affairs, including publications, medical education, medical information, clinical science liaison activities, investigator initiated sponsored research programs and health economics and outcomes research, (b) the preparation, filing, and maintenance of Regulatory Filings, including the filing of annual updates, but excluding any such activities relating to obtaining the first, and only the first, Regulatory Approval for such Product, and (c) other similar activities directly relating to the Product anywhere in or for the Territory. “Commercialization” shall exclude Development and Manufacturing activities. When used as a verb, “Commercialize” means to engage in Commercialization activities.

“Commercialization Costs” means the [***] costs and expenses incurred by a Party after the Effective Date in connection with Commercialization activities, [***]. Commercialization Costs shall be considered a cost or expense incurred by a Party after the Effective Date, even though the actual payment for such cost or expense is made prior to the Effective Date, if the corresponding work is performed after the Effective Date, and shall be considered a cost or expense that is not incurred by a Party after the Effective Date if the actual payment for such cost or expense is made after the Effective Date, but the corresponding work was performed prior to the Effective Date. Commercialization Costs shall also include (a) all [***] costs incurred by Orexigen and (b) all [***] costs, including [***] costs, [***] incurred by Takeda, in each of (a) and (b) to the extent relating to Manufacture of Product for Commercialization activities. Commercialization Costs do not include: (i) [***] costs, other than as described in subsection (b) above; (ii) certain costs set forth in Exhibit 3.5.3 or in the Co-Promote Agreement, if any; (iii) [***]; and (iv) [***].

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“Commercialization Plan” means a plan to be agreed upon by the Parties pursuant to Section 3.3.1, that details the Commercialization activities to be conducted with respect to a Product during the Term, which plan shall describe the strategic Commercialization objectives and activities (including advertising, education, planning, promotion, sales, including sales force incentive plans and a PDE frequency call plan by prescription decile, medical affairs, including a publications plan, and managed markets, including a pricing and discounting plan) for the Product in the Field and in each country in the Territory, and the corresponding budget and sales forecast for the Product; provided, further, that following Orexigen’s election to Co-Promote pursuant to Section 3.5, such plan shall also be updated to include a detailed call target plan, sales force incentive plans, and any other activities to be conducted by Orexigen with respect to the Commercialization of Contrave in the U.S.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as such Party would normally use to accomplish a similar objective, activity or decision under similar circumstances, it being understood and agreed that with respect to the Development or Commercialization of Products, such efforts and resources shall be consistent with those efforts and resources commonly used by a Party for a similar pharmaceutical product [***]. Commercially Reasonable Efforts shall be determined on a country-by-country and indication-by-indication basis for the Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the market(s) or country(ies) involved.

“Committee” means each of the JSC, the JDC, the JCC, and the JMC, or any subcommittees created pursuant to Section 5.5.

“Competitive Product Infringement” has the meaning set forth in Section 9.3.1.

“Confidential Information” means all trade secrets, processes, formulae, data, Know-How, improvements, inventions, chemical or biological materials, chemical structures, techniques, marketing plans, strategies, customer lists, or other confidential or proprietary information that is disclosed by a Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the disclosing Party in oral, written, graphic, or electronic form.

“Contrave” means the Orexigen proprietary formulation of bupropion hydrochloride and naltrexone hydrochloride, formulated in a sustained release formulation, as described in the NDA No. 20-0063.

“Controlled” or “Controls” means, when used in reference to Know-How, Confidential Information, Patents or other intellectual property rights, the legal authority or right of a Party (or any of its Affiliates) to grant a license or sublicense of such Know-How or intellectual property rights to the other Party, or to otherwise disclose such Know-How or Confidential Information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating such Know-How or Confidential Information of a Third Party.

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“Co-Promote” has the meaning set forth in Section 3.5.1.

“Co-Promote Agreement” means the agreement to be entered into by the Parties in the event that Orexigen exercises its right to Co-Promote as set forth in Section 3.5.1 or 3.5.2.

“Co-Promote Option” has the meaning set forth in Section 3.5.2.

“Cover(ed)” means, with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim in such Patent, the manufacture, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim, or, in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“Cure Period” has the meaning set forth in Section 12.2.1.

“Dante License” means the License Agreement between Orexigen and Lee Dante, M.D., dated June 1, 2004, as amended, and “Dante” means Lee Dante, M.D.

“Development” means all non-clinical and clinical drug development activities, each to the extent reasonably relating to the development of Products in or for the Territory. Development shall include toxicology, pharmacology, and other non-clinical efforts, test method development and stability testing, validation batch development, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, the conduct of Clinical Trials or other activities, including Development Approval Activities and Development Post-Approval Activities, relating to obtaining Regulatory Approval, as detailed in the Development Plan for the Product. “Development” shall exclude all Commercialization and Manufacturing activities. When used as a verb, “Develop” means to engage in Development activities.

“Development Approval Activities” means all Development activities conducted solely to the extent reasonably necessary to obtain the first, and only the first, Regulatory Approval for the Product for the Initial Indication in the Territory.

“Development Costs” means, except as otherwise set forth in this Section 1.31, the [***] costs incurred by a Party after the Effective Date in connection with Development activities set forth in the Development Plan and [***]. Development Costs shall also include: (a) the cost of preparation, filing, and maintenance of Regulatory Filings prior to receipt of the first, and only the first, Regulatory Approval for the Product for the Initial Indication in the Territory, and (b)(i) all [***] incurred by Orexigen and (ii) all [***], incurred by Takeda, in each of (i) and (ii) to the extent relating to Manufacture of Product for Development activities. For the avoidance of doubt, Development Costs relating to the Manufacture of Product by Orexigen or Takeda shall be split in accordance with Section 2.2.2(b); provided, further, by way of example, (i) if Orexigen incurs [***] costs to Manufacture Product [***], and it has already incurred [***] Dollars ($[***]) in Development Costs, Orexigen shall be obligated to pay [***]

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percent ([***]%) of such Manufacturing costs pursuant to Section 2.2.2(b)(ii)(A), or (ii) if Orexigen incurs [***] costs to Manufacture [***] of Product [***], but instead such Product is used [***], if Orexigen has already incurred [***] Dollars ($[***]) in Development Costs, Takeda shall be obligated to pay [***] percent ([***]%) of such Manufacturing costs pursuant to Section 2.2.2(b)(ii)(B).

“Development Plan” means a plan to be agreed upon by the Parties pursuant to Section 2.2.1, that details the Development activities to be conducted pursuant to this Agreement with respect to a Product during the Term, which plan will outline the strategic Development objectives and activities for each Product in the Territory, and contains a detailed budget identifying the Development Costs associated with such Development activities.

“Development Post-Approval Activities” means all Development activities other than Development Approval Activities. For the avoidance of doubt, “Development Post-Approval Activities” includes: (a) Product formulation development, post-marketing requirements and other post-marketing development activities, and Phase IV Trials; and (b) any Safety Study.

“Disclosing Party” has the meaning set forth in Section 10.1.

“Disputes” has the meaning set forth in Section 13.1.

“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Executive Officers” has the meaning set forth in Section 5.7.3.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Field” means the treatment or prevention of any and all Indications in humans.

“First Commercial Sale” means, with respect to any Product, the first sale of such Product invoiced to a Third Party in any country in the Territory after Regulatory Approval of such Product has been granted.

“Force Majeure” has the meaning set forth in Section 14.4.

“GAAP” means generally accepted accounting principles in the United States or Japan, consistently applied.

“Generic Competition” means, with respect to all Products in a given country in the Territory, in [***] consecutive [***], if, during such [***] consecutive [***] period, one (1) or more Generic Products are sold in such country and [***] of the Generic Product(s) sold account for more than [***] percent ([***]%) of the sum of: (a) all [***] of [***] sold in such country, and (b) all [***] of the Generic Products sold in such country, in each case based on [***] for such [***].

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“Generic Product” means, on a country-by-country and Product-by-Product basis, any pharmaceutical product sold by a Third Party, other than pursuant to a sublicense from Takeda, which: (a) contains the [*** ] the applicable Product in [***] and in the [***] as the applicable Product, [***] (b) is [***] with respect to such Product or otherwise [***] for such Product. For the purposes of this definition, [***].

“Good Clinical Practices” or “GCP” means the standards, practices and procedures set forth in the International Conference on Harmonization guidelines entitled in “Good Clinical Practice: Consolidated Guideline,” including related regulatory requirements imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States, to the extent that such standards are applicable in the jurisdiction in which the relevant Clinical Trial is conducted or required to be followed in the jurisdiction in which Regulatory Approval of a product will be sought.

“Good Laboratory Practices” or “GLP” means the regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States.

“Good Manufacturing Practices” or “GMP” means the regulations set forth in 21 C.F.R. Parts 210–211, and the requirements thereunder imposed by the FDA, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the United States.

“GSK Field” means the [***].

“GSK License” means the License Agreement between Orexigen and GSK, effective June 10, 2009, as amended, and “GSK” means SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a Pennsylvania corporation located at One Franklin Plaza, Philadelphia, PA 19102 and Glaxo Group Limited, a private limited company incorporated in England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, England UB6 0NN.

“Hatch-Waxman Act” has the meaning set forth in Section 9.4.

“HSR Act” has the meaning set forth in Section 14.1.

“IFRS” means the International Financial Reporting Standards.

“Improvement” means any Invention that is incorporated into, used in connection with, or relates to the Product, whether or not protected by a Patent.

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“IND” means any Investigational New Drug application, as contemplated by Section 505(i) of the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States necessary to commence or conduct Clinical Trials.

“Indemnification Claim” has the meaning set forth in Section 11.3.

“Indemnitee” has the meaning set forth in Section 11.3.

“Indemnitor” has the meaning set forth in Section 11.3.

“Indication” means any disease or condition which could be listed under the header “INDICATIONS AND USAGE” or described under the header “CLINICAL STUDIES” of a Product’s label upon Regulatory Approval, or equivalent thereof in the event applicable Laws are modified.

“Initial Co-Promote Period” has the meaning set forth in Section 3.5.1.

“Initial Indication” means the disease or condition for which Contrave is first approved by the FDA, as described under the header “INDICATIONS AND USAGE” in the first approved labeling for Contrave.

“Initiation” or “Initiate” means, when used with respect to Clinical Trials, the dosing of the first human patient with the first dose in such Clinical Trials.

“Inventions” has the meaning set forth in Section 9.1.1.

“Joint Invention” has the meaning set forth in Section 9.1.1.

“Joint Patent” has the meaning set forth in Section 9.1.1.

“JCC” has the meaning set forth in Section 5.3.1.

“JDC” has the meaning set forth in Section 5.2.1.

“JMC” has the meaning set forth in Section 5.4.1.

“JSC” has the meaning set forth in Section 5.1.1.

“Know-How” means technical information and know-how, including biological, chemical, pharmacological, and toxicological information, know-how and trade secrets, and manufacturing data, preclinical data, Clinical Trial data, the specifications of ingredients, the manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures, and related know-how and trade secrets.

“Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

“Licensed Compounds” means bupropion hydrochloride and naltrexone hydrochloride, including all drug forms, formulations and salts thereof.

“Losses and Claims” has the meaning set forth in Section 11.1.

“Manufacture” with a correlative meaning for “Manufacturing,” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including manufacturing Product in finished form for Development, manufacturing finished Product for Commercialization, labelling, packaging, in-process and finished Product testing, validation, process improvement, and process development, release of Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Product, ongoing stability tests and regulatory activities related to any of the foregoing.

“Manufacturing Responsibility Transition Plan” has the meaning set forth in Section 4.2.

“Manufacturing Services Agreement” has the meaning set forth in Section 4.1.

“NDA” means a New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, submitted to the FDA pursuant to Part 314 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to NDA shall include, to the extent applicable, any comparable applications filed in countries in the Territory outside the United States.

“Net Sales” means, with respect to a particular time period, the total amounts invoiced to Third Parties by Takeda, its Affiliates or Sublicensees for sale or other distribution of Products made during such time period to Third Parties in the Territory, less the following deductions to the extent actually allowed or incurred with respect to such sales:

(a) sales returns and allowances, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, bad debt expense (i.e., non-payment on an account receivable) not to exceed an amount equal to [***] percent ([***]%) of such total amounts invoiced, rebates, chargebacks, fees, reimbursements or similar payments actually granted or given to wholesalers or other distributors, buying groups, healthcare insurance carriers or other institutions, federal, state, or local government and the agencies, and reimbursers of managed health organizations;

(b) credits or allowances actually granted upon damaged goods, rejections, or returns of such Products, including in connection with recalls;

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(c) freight, postage, shipping, transportation, and insurance charges actually allowed or paid for delivery of Products, to the extent billed; and

(d) taxes (other than income or withholding taxes), duties, tariffs, or other governmental charges levied on the sale of such Products to the extent billed, including value-added taxes and annual fees paid pursuant to the U.S. Affordable Care Act, dated March 23, 2010 (as amended), net of all reimbursements and allowances.

Notwithstanding the foregoing, amounts billed by Takeda, its Affiliates or Sublicensees for the sale of Products among Takeda, its Affiliates or Sublicensees for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with GAAP or IFRS, as applicable. Net Sales shall exclude any samples of Product transferred or disposed of at no cost for promotional or educational purposes.

In the case of any Combination Product, in any country, Net Sales for such Combination Product in such country shall be calculated as follows:

(i) If Product and other clinically active ingredient(s) each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average invoice price in such country of the Product sold separately in the same formulation and dosage, and B is the sum of the average invoice prices in such country of such other clinically active ingredient(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii) If the Product is sold independently of the other clinically active ingredient(s) therein in such country, but the average invoice price of such other clinically active ingredient(s) cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/C where A is the average invoice price in such country of such Product sold independently and C is the average invoice price in such country of the entire Combination Product.

(iii) If the other clinically active ingredient(s) are sold independently of the Product therein in such country, but the average invoice price of such Product cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction [1-B/C], where B is the average invoice price in such country of such other clinically active ingredient(s) and C is the average invoice price in such country of the entire Combination Product.

“Non-Breaching Party” has the meaning set forth in Section 12.2.1.

“OHSU Agreement” means the License Agreement between Orexigen and OHSU, dated June 27, 2003, as amended, and “OHSU” means the Oregon Health & Science University, having offices at 2525 SW 1st Ave, Portland, Oregon 97201.

“Orange Book” has the meaning set forth in Section 9.5.1.

“Orexigen Indemnitees” has the meaning set forth in Section 11.1.

“Orexigen Intellectual Property” means the Orexigen Patents and the Orexigen Know-How.

“Orexigen Invention Patent” has the meaning set forth in Section 9.1.1.

“Orexigen Know-How” means all Know-How Controlled by Orexigen or its Affiliates as of the Effective Date or at any time during the Term that is [***] for the Development or Commercialization. For clarity, the Orexigen Know-How does not include rights with respect to any active ingredient in a Combination Product other than rights to the Product.

“Orexigen Logo” has the meaning set forth on Exhibit 1.86.

“Orexigen Patents” means any and all (a) Patents that are Controlled by Orexigen or its Affiliates as of the Effective Date in the Territory as set forth on Exhibit 0, including the Upstream Patents set forth on Exhibit 0 (which Upstream Patents are subject to the respective terms and conditions of the applicable Upstream Agreement); and (b) other Patents that (i) are Controlled by Orexigen or its Affiliates in the Territory during the Term and (ii) Cover a Product. Orexigen Patents include the Orexigen Invention Patents and Orexigen’s interest in Joint Patents. For clarity, the Orexigen Patents do not include rights with respect to any active ingredient in a Combination Product other than rights to the Product.

“Orexigen Trademarks” has the meaning set forth in Section 3.8.2.

“Paragraph IV Certification” has the meaning set forth in Section 9.3.2(c).

“Patents” means U.S. patents and patent applications and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations in-part thereof or any other patent or patent application claiming priority directly or indirectly to (i) any such specified patents or patent applications or (ii) any patent or patent application from which such specified patents or patent applications claim direct or indirect priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof; provided, however, that continuations-in-part of the Upstream Patents are only included to the extent that the subject matter claimed in each such continuation-in-part is described in and enabled by the disclosure of an Upstream Patent to which any particular continuation-in-part claims priority.

“Patheon Agreement” means the Manufacturing Services Agreement entered into as of March 12, 2010 among Patheon Pharmaceuticals, Inc, Patheon, Inc., and Orexigen, as amended.

“PDE Term” has the meaning set forth in Section 3.2.1.

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“PDE Cost” means [***] percent ([***]%) of Takeda’s [***] cost for each PDE performed by Orexigen, as set forth in paragraph 2 of Exhibit 3.5.3.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

“Phase IV Trial” means a human clinical trial of a pharmaceutical product Initiated after receipt of Regulatory Approval in the country for which such trial is being conducted and that is conducted within the parameters of the Regulatory Approval for the pharmaceutical product. Phase IV Trials may include epidemiological studies, registries, modeling and pharmacoeconomic studies of pharmaceutical product and post-marketing surveillance studies.

“Primary Detail Equivalent” or “PDE” means a primary detail equivalent for the Product equal to [***] Detail or [***] Details. For the avoidance of doubt, details that are not [***] Details or [***] Details have no Primary Detail Equivalents. A “[***] Detail” means a detail delivered by a Sales Representative face-to-face to a contact target in which the promotional message involving the Product is [***]; and a “[***] Detail” means a detail delivered by a Sales Representative face-to-face to a contact target in which the promotional message involving the Product is [***]. For the avoidance of doubt, electronic and telemarketing details are not Primary Detail Equivalents.

“Product” means any pharmaceutical composition, branded or generic, containing the Licensed Compounds, including any Improvements to such composition. “Product” shall include Contrave. “Product” shall include “Combination Products.”

“Product Plan” means the then-current Development Plan together with the then-current Commercialization Plan for a Product.

“Product Trademarks” has the meaning set forth in Section 3.8.1.

“Publication Manager” has the meaning set forth in Section 10.7.1.

“Quarterly Report” has the meaning set forth in Section 2.2.2(c)

“Receiving Party” has the meaning set forth in Section 10.1.

“Regulatory Approval” means, with respect to any Product in any country in the Territory, approval by a Regulatory Authority of an NDA.

“Regulatory Authority” means any national or supranational governmental authority, including the FDA, that has responsibility or authority in countries in the Territory to regulate the development, manufacture, sale or promotion of pharmaceutical products.

“Regulatory Filings” means any and all regulatory applications, filings, approvals and associated correspondence submitted to or received from a Regulatory Authority to further the Development or Commercialization of Products in, or into, each country or jurisdiction in the Territory.

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“Royalty Term” means, on a country-by-country and Product-by-Product basis, the period commencing on the First Commercial Sale of a Product in a country in the Territory and ending upon the later of: (i) the earliest date upon which both of the following have occurred: (a) the expiration of the last to expire of all Collaboration Patents containing a Valid Claim Covering the composition of matter or method of manufacture or use of such Product (or any Licensed Compound therein), and (b) the expiration of all applicable exclusivity extensions, including pediatric or data exclusivity, in such country with respect to such Product (such as those periods listed in the FDA’s Orange Book, and equivalents in other countries in the Territory); or (ii) [***] years after First Commercial Sale of such Product in such country.

“Safety Study” means [***].

“Sales Representatives” means sales representatives employed by a Party, or employed or contracted by a Third Party that is contracted by a Party to provide sales representatives, to detail and promote the Product in the Territory.

“Secondary Co-Promote Period” has the meaning set forth in Section 3.5.2.

“SOPs” has the meaning set forth in Section 3.7.

“Standstill Period” has the meaning set forth in Section 8.6.3(a).

“Sublicense” means a written agreement pursuant to which a Third Party became a Sublicensee.

“Sublicensee” means any Third Party granted a Sublicense by Takeda of any of the rights licensed to Takeda by Orexigen under Section 6.1, including any: (a) Third Party to whom Takeda has granted the right to promote or distribute a Product if such Third Party is principally responsible for marketing and promotion of such Product within a particular country or territory, or (b) Third Party granted a sublicense by Orexigen of any of the rights granted to it by Takeda hereunder.

“Takeda Indemnitees” has the meaning set forth in Section 11.2.

“Takeda Intellectual Property” means the Takeda Know-How and the Takeda Patent(s).

“Takeda Invention Patent” has the meaning set forth in Section 9.1.1.

“Takeda Know-How” means all Know-How Controlled by Takeda or its Affiliates as of the Effective Date or at any time during the Term that is [***] for the composition of matter, method of making or using, or formulation of a Product, other than the Orexigen Know-How.

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“Takeda Patents” means any and all Patents that are Controlled by Takeda or its Affiliates as of the Effective Date in the Territory or at any time during the Term in the Territory and claim or disclose (a) compositions of matter comprising a Product, or methods of treatment comprising the administration of a Product, or (b) the manufacture, formulation, delivery, use, sale, offer for sale or importation of a Product. Takeda Patents include the Takeda Invention Patents and Takeda’s interest in Joint Patents.

“Takeda Trademarks” has the meaning set forth in Section 3.8.3.

“Term” has the meaning set forth in Section 12.1.

“Territory” means the United States, Canada (including its provinces and territories) and Mexico.

“Third Party” means any Person other than Takeda, Orexigen, or their respective Affiliates.

“Third Party License” has the meaning set forth in Section 9.7.3.

“Third Party Manufacturers” has the meaning set forth in Section 4.3.

“United States” or “U.S.” means the United States of America and all its territories and possessions.

“Upstream Agreements” means (a) the Dante License, (b) the GSK License, and (c) the OHSU Agreement.

“Upstream Party” means, respectively, (a) Dante with respect to the Dante License, (b) GSK with respect to the GSK License, and (c) OHSU with respect to the OHSU Agreement.

“Upstream Patents” means the Patents licensed or assigned to Orexigen under the Upstream Agreements, and any Patents claiming priority therefrom, subject to the provisions regarding continuations-in-part of Upstream Patents as set forth in Section 0.

“Valid Claim” means a claim within a Patent application filed in or for the Territory or an issued Patent in or for the Territory, in each case within the Collaboration Patents, that (i) is not expired, lapsed, or abandoned, (ii) is not dedicated to the public, disclaimed, or admitted to be unenforceable or invalid; and (iii) has not been invalidated, held unenforceable or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, re-examination, reissue, disclaimer or otherwise.

Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include,” “includes” and “including” are not limiting and shall be deemed to be followed by “without limitation”; (b) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (c) references to a statute mean such statute as from time to time amended, modified or supplemented; (d) references to a Person are also to its permitted successors and assigns; (e) captions, the plain meaning of defined terms to the extent different from the definitions provided in Article 1, and other headings to this Agreement are for convenience only, and shall have no force or effect in construing or interpreting any of the provisions of this Agreement or any other legal effect; (f) references to “Article”, “Section”, or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated; (g) the word “will” shall be construed to have the same meaning and effect as the word “shall” and vice versa; and (h) the word “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

2. DEVELOPMENT

2.1 Overview. The Parties shall undertake Development in accordance with a Development Plan as provided for herein consisting of conducting Clinical Trials and other Development activities.

2.1.1 Commercially Reasonable Efforts. Each Party shall use Commercially Reasonable Efforts to Develop each Product in accordance with the Development Plan, including in completion of activities assigned to each Party in the Development Plan. Each Party will participate in the oversight of Development via membership in the JSC and the JDC.

2.1.2 Annual Review of Development Progress. On an annual basis, the JDC shall consider the Development progress of the Product, objectives of the Development Plan and economic factors impacting Product Development and adjust the Development Plan to reflect the then-current conditions.

2.1.3 Audit Rights.

(a) Not more than [***] per Calendar Year, each Party shall have the right to conduct an audit of the other Party’s compliance with this Section 2.1, including with respect to Development Costs incurred in connection with activities conducted in the execution of the Development Plan, for purposes of confirming the Development Costs reflected in Quarterly Reports contemplated in Section 2.2.2(c). Such audit shall be conducted during normal business hours, upon not less than [***] ([***]) Business Days prior notice, and no more than [***] with regard to any given Calendar Year. As appropriate, prompt adjustments to payments made pursuant to Section 2.2.2(c) shall be made by the Parties to reflect the results of such audit. The Party to whom payment is owed will issue an invoice to the other Party. Such invoice will be paid within [***] days of receipt. The auditing Party shall bear the full cost of such audit unless such audit discloses an over-reporting by the audited Party of more than [***] percent ([***]%) of the amount of Development Costs for a given Calendar Quarter, in which case, the audited Party shall bear the full cost of such audit. Notwithstanding anything to the contrary contained in this Section 2.1.3, each Party’s audit shall be limited to the review of information directly relating to Development activities.

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(b) Each Party shall have the right to conduct an inspection and audit of the other Party’s compliance with this Section 2.1 and Section 2.2.7, including with respect to any Development activities carried out by subcontractors of a Party. Such inspection and audit shall be conducted during normal business hours, upon not less than [***] ([***]) Business Days prior notice, and not more than [***] per Calendar Year; provided, however, if an adverse issue arises in connection with the Development activities of the Party to be audited, then such inspection or audit may be conducted more than [***] per Calendar Year. The auditing Party shall bear the full cost of such audit. The audited Party shall use Commercially Reasonable Efforts to resolve any material audit findings as promptly as possible.

2.2 Development.

2.2.1 Development Plan. The initial Development Plan shall be agreed upon by the Parties within [***] ([***])[***] after the Effective Date. The Development Plan shall be consistent with the obligations of the Parties under Sections 2.1 and 2.2.2 through 2.2.9. The Development Plan may be updated or amended only as agreed by the Parties in writing [***]. The Development Plan will set forth a budget and all Development Costs associated with the Development Plan, consistent with Sections 2.1.2 and 2.2.2.

2.2.2 Development Costs.

(a) Orexigen shall bear all Development Costs incurred by either or both of the Parties in the conduct of [***].

(b) The Parties shall share all Development Costs incurred by either or both of the Parties in the conduct of [***] during the Term as follows: (i) Orexigen shall bear all such Development Costs up to an aggregate amount during the Term equal to Sixty Million Dollars ($60,000,000); and (ii) after Orexigen has borne Sixty Million Dollars ($60,000,000) in such Development Costs during the Term, (A) each Party shall bear [***] percent ([***]%) of such Development Costs incurred by either or both of the Parties in connection with the conduct of any [***], and (B) Takeda shall bear [***] percent ([***]%) and Orexigen shall bear [***] percent ([***]%) of such Development Costs incurred by either or both of the Parties in connection with the conduct of any [***], other than any [***], during the Term.

(c) Within [***] ([***]) days after the end of each Calendar Quarter, each Party will provide a written report to the other Party setting forth in reasonable detail the recorded Development Costs relating to such Calendar Quarter (each, a “Quarterly Report”). Within [***] ([***]) days after the end of such Calendar Quarter, the Parties will agree upon the Development Costs incurred in such Calendar Quarter and any amount required to be paid to give effect to Section 2.2.2(b). Such amount shall be paid within [***] ([***]) days after the Parties agree upon such amount.

(d) In the event either Orexigen or Takeda discover a need for correction in calculating the amount of Development Costs incurred by such Party during any previous [***], it will promptly notify the other Party of such discovery. The Parties will then discuss the validity and appropriateness of the correction. If the Parties agree that such correction should be made and mutually verify the amount to be corrected, then such amounts shall be included in the following [***] reconciliation between the Parties as set forth in Section 2.2.2(c); provided, however, only corrections for Development Costs that have occurred in the previous [***] prior to the date of the notice described in the first sentence of this subsection (d) shall be eligible for correction. If the Parties do not agree on the validity or appropriateness of the requested correction, the JDC will be responsible for deciding the issue.

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(e) Each Party will use Commercially Reasonable Efforts to complete the Development activities contemplated in the Development Plan and related budget, and to do so within the amounts budgeted. The Parties acknowledge that actual expenditures may differ from budgeted amounts, and accordingly agree that the aggregate amount actually spent by a Party may be up to [***] percent ([***]%) higher than the amount specified in the budget. In the event a Party’s Development Costs in the aggregate exceed the amount budgeted in any Development Plan by more than [***] percent ([***]%), the JDC shall determine if such excess amount is reasonable under the circumstances. If the JDC determines such excess amounts are reasonable, such amounts shall be deemed Development Costs; otherwise, the excess shall be borne by the Party that incurred such excess Development Costs.

2.2.3 Cooperation. Each Party will use Commercially Reasonable Efforts to provide the other Party with all reasonable assistance and take all actions reasonably requested by such other Party, without changing the allocation of responsibilities assigned in the Development Plan, that are necessary or desirable to enable the other Party to comply with the terms and conditions of this Agreement.

2.2.4 Development Responsibilities. Each Party will perform, on a Calendar Year basis, the Development activities to be conducted by such Party as set forth in the Development Plan; provided, however, for the avoidance of doubt, during the process of determining which Party will perform the Development activities set forth in the Development Plan, in no event shall a Party be required to perform a particular Development activity that it does not then possess reasonable resources or capabilities to perform. Notwithstanding anything to the contrary in this Agreement, Orexigen shall have the right to perform, on a Calendar Year basis, at least [***] percent ([***]%) of the activities set forth in the applicable Development Plan, as determined based on the percentage of Development Costs associated with such Development activities set forth in the Development Plan for such Calendar Year.

2.2.5 Development Reports. Each Party will provide the JDC with written Development reports or presentations at JDC meetings at the request of the other Party’s JDC members. Each report or presentation shall include the Development activities accomplished by or on behalf of such Party since the previous JDC meeting, and other relevant matters, including a summary of significant results, information, and data generated, or significant challenges relating to Products, and the status of Development activities as compared to the timelines in the Development Plan. Such reports may also include summaries of the costs incurred by such Party in the performance of such Development activities prior to the date of such report. Upon request by the JDC, each Party shall provide the JDC with summaries of available clinical protocols, investigator brochures, non-clinical protocols and reports (including activities relating to CMC), regulatory submissions and correspondence from Regulatory Authorities with respect to Products.

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2.2.6 Records. In conformity with standard pharmaceutical industry practices and the terms and conditions of this Agreement, each Party shall prepare and maintain, and shall cause its Affiliates and Sublicensees to prepare and maintain, complete and accurate written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Development Plan for a minimum of [***] ([***]) years following the end of the Calendar Year to which they pertain, or for such longer period of time as required under applicable Laws. ; provided, further, upon the other Party’s written request, the non-requesting Party shall provide legible copies of such written records, accounts, notes, reports and data to the requesting Party throughout the Term and for a minimum of [***] ([***]) years following the Term, or for such longer period of time as such written records, accounts, notes, reports and data are required to be maintained under applicable Laws. Upon reasonable advance notice, at the request of the JDC, each Party agrees to make its employees and contractors reasonably available at their respective places of employment to consult with the other Party on issues arising in connection with Development activities.

2.2.7 Development Standards. Each Party shall conduct all such Development activities in compliance with applicable Laws, including GCP, GLP, and all legal and regulatory requirements pertaining to the design and conduct of Clinical Trials.

2.2.8 Subcontracting. Each Party may perform any activities in support of its Development under this Agreement through subcontracting to a Third Party contractor or contract service organization; provided that: (a) none of the rights of the other Party hereunder are materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom such Party discloses Confidential Information shall be bound by an appropriate written agreement obligating such Third Party to obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 10; (c) such Party will obligate such Third Party to agree in writing to assign or license (with the right to grant sublicenses) to such Party any inventions (and Patents covering such inventions) made by such Third Party in performing such services for such Party that are necessary for the Development; (d) such Party shall at all times be responsible for the performance of such subcontractor; and (e) [***]. At Orexigen request, Takeda shall use Commercially Reasonable Efforts to [***].

2.2.9 Information Sharing. Each Party shall provide the other Party with copies of all material non-clinical, analytical, Manufacturing, and clinical data (including, for clarity, data sets) and information relating to the Product generated by such Party, or on behalf of such Party by any Third Party, promptly after such data and information are deemed final. For clarity, information regarding adverse events and serious adverse events shall be provided in accordance with the pharmacovigilance agreement described in Section 3.6. Each Party understands and acknowledges that the other Party and its Affiliates and sublicensees may need to utilize and include certain data and certain summary and general information regarding the demonstration of efficacy and safety of the Product generated by such Party (for example, adverse event reports and tabulated data summaries) as required in its filings for Regulatory Approvals outside the Territory or as requested by the Regulatory Authorities outside the Territory. Orexigen shall have the right to share any and all such data, information, and other regulatory materials received from Takeda with Orexigen’s Affiliates, licensees and sublicensees

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outside the Territory. Takeda shall have the right to share any and all such data and other regulatory materials received from Orexigen with Takeda’s Affiliates and sublicensees in the Territory. Providing such information shall be performed free of charge. All non-clinical, analytical, Manufacturing, and clinical data and associated reports disclosed by one Party to the other under this Agreement shall be deemed Confidential Information of the disclosing Party; provided that, except as otherwise set forth in this Agreement, the receiving Party (or its Affiliates or licensees or sublicensees) may use such data solely for the purpose of developing a Product, seeking and obtaining regulatory approval, or commercializing the Product in its respective territory, including pursuant to Orexigen’s right to Co-Promote pursuant to Section 3.5.

3. COMMERCIALIZATION; CO-PROMOTION

3.1 Commercialization Activities. Takeda shall be responsible for Commercializing Products in the Field in the Territory, subject to the terms and conditions of this Agreement and in compliance in all material respects with applicable Laws. Takeda shall be responsible for paying all Commercialization Costs set forth in the Commercialization Plan approved by the JCC. Takeda shall use Commercially Reasonable Efforts to Commercialize Products in the Field in the Territory in accordance with the Commercialization Plan and the terms of this Agreement, subject to Orexigen’s Commercialization of Contrave pursuant to Section 3.5 and the terms of any Co-Promote Agreement. Upon exercise of its right to Co-Promote pursuant to Section 3.5, Orexigen shall use Commercially Reasonable Efforts to Commercialize Contrave in the U.S. in accordance with the Commercialization Plan, the terms of this Agreement and the Co-Promote Agreement, and in compliance in all material respects with applicable Laws. Except as otherwise provided for in Section 3.5 and any Co-Promote Agreement, Takeda, its Affiliates or Sublicensees, as the case may be, shall have the sole right and responsibility for all activities relating to Commercialization of all Products in the Field in the Territory including: (a) booking all sales of Products; (b) determining the price of all Products; (c) sale and distribution of all Products as described in Section 3.3.5 below; (d) conducting all Product marketing activities; (e) creating and approving all marketing programs and promotional materials; and (f) conducting all Product medical affairs activities, including field based medical liaison activities, investigator initiated sponsored research, publications, medical education, health economics outcomes research and medical information.

3.2 Additional Diligence Obligations. In addition to the general responsibilities set forth in Section 3.1, Takeda shall have the following specific diligence obligations:

3.2.1 Commencing on First Commercial Sale of Contrave in the Initial Indication and ending on the later of the [***] ([***]) anniversary of such date or [***] (the “PDE Term”), Takeda shall, in accordance with the Commercialization Plan and this Section 3.2.1, provide at least the following Primary Detail Equivalents for such Product; (i) during the first consecutive [***] ([***])[***] period following the First Commercial Sale, [***] ([***]) Primary Detail Equivalents, of which at least [***] ([***]) shall be [***] Details; (ii) during each of the following [***] periods thereafter, [***] ([***]) Primary Detail Equivalents, of which at least [***] ([***]) shall be [***] Details (pro-rated for any partial [***]). Takeda shall provide its PDE requirements with the goal of achieving the call plan described in Section 3.2.2, and in accordance with the following: (a) during each [***], at least [***] percent ([***]%) of its PDE requirement under the call plan; and (b) during each [***], at least [***] percent ([***]%) of its PDE requirement under the call plan. If Takeda fails to achieve [***] percent ([***]%) of its PDE requirement under the call plan in a [***], it must exceed [***] percent ([***]%) of its PDE requirement under such call plan in the following [***] by the number of PDEs that Takeda failed to achieve in the prior [***] (i.e., that caused it to achieve less than [***] percent ([***]%) of its PDE requirement). If Takeda fails to achieve [***] percent ([***]%) of its PDE requirement under the call plan in any [***], it must exceed [***] percent ([***]%) of its PDE requirement under the call plan in the following [***] by the number of PDEs that Takeda failed to achieve under the call plan in the prior [***] (i.e., that caused it to achieve less then [***] percent ([***]%) of its PDE requirement under the call plan). Any failure by Takeda to correct a PDE shortfall (i.e., achieving less than [***] percent ([***]%) of its PDE requirement under the call plan in a [***] or [***] percent ([***]%) of its PDE requirement under the call plan in a [***]) in the timeframe specified above shall be a material breach of this Agreement; provided, however, for the avoidance of doubt, (1) if Takeda achieves the PDE requirements as set forth above, including through the correction of any shortfall, it may not be held in material breach for failure to achieve [***] percent ([***]%) of the PDE requirements under the call plan and (2) details that are not [***] shall have no Primary Detail Equivalent value. Upon expiration of the PDE Term, (x) the JCC shall consider the market conditions on an annual basis and adjust the Commercialization Plan (including the PDE requirements and the number of [***] for the Product) to reflect the then-current market conditions and (y) this Section 3.2.1 (other than, for clarity, subsections (i) and (ii)) shall remain in full force and effect.

3.2.2 The Parties shall establish a Primary Detail Equivalent call plan for Contrave, which shall be supported by a commensurate incentive plan that is aligned with each Sales Representative’s individual call plan, and designed to facilitate achievement of the overall PDE requirements, including as set forth in Section 3.2.1. By way of example, and without limitation, if a Takeda Sales Representative is directed to sell the Product and other Takeda product(s) that are not the Product such that [***] percent ([***]%) of such Takeda Sales Representative’s PDEs are for the Product and [***] percent ([***]%) of such Takeda Sales Representative’s PDEs are for such other Takeda product(s), then in any incentive plan for the Takeda Sales Representatives, such Product would receive a [***] percent ([***]%) incentive weighting and such other Takeda product(s) would receive a [***] percent ([***]%) incentive weighting. For the avoidance of doubt, the incentive weighting for the Product is not required to be greater than or equal to the incentive weighting for such other Takeda product(s).

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3.2.3 Commencing on the Effective Date and ending on the [***], Takeda shall, in accordance with the Commercialization Plan, incur at least [***] Dollars ($[***]) in Commercialization Costs (excluding any costs and expenses incurred in connection with Manufacturing activities) for pre-launch activities associated with such Product. During the PDE Term, Takeda shall incur the following Commercialization Costs (excluding any costs and expenses incurred in connection with Manufacturing activities) for promotion of such Product: (i) during the first [***] during the PDE Term, [***] Dollars ($[***]); and (ii) during each of the following [***] during the PDE Term, [***] Dollars ($[***]) (pro-rated for any partial [***]). Thereafter, the JCC shall consider the market conditions on an annual basis and adjust the amount of Commercialization Costs to be incurred by Takeda for such Product to reflect the then-current market conditions.

3.2.4 Not more than [***] per Calendar Year, and no more than [***] ([***])[***] for each Calendar Year, Orexigen shall have the right to conduct an inspection and audit of information relating to PDEs, incentive plans, and promotional budget expenditures directly relating to the Product, to confirm Takeda’s compliance with Sections 3.2.1 and 3.2.3. Such inspection and audit shall be conducted at Orexigen’s expense during normal business hours, and upon not less than [***] ([***]) days prior written notice to Takeda.

3.3 Commercialization.

3.3.1 Commercialization Plan. The initial Commercialization Plan for Contrave in the U.S. shall be agreed upon by the Parties within [***] ([***]) days after the Effective Date. The Commercialization Plan for Contrave in countries outside the U.S., or for other Products in countries in the Territory, shall be mutually agreed upon by the Parties. Notwithstanding the exercise by Orexigen of its right to Co-Promote the Product, all Products in the Field in the Territory shall be sold, and all sales shall be booked by Takeda, its Affiliates and Sublicensees, as the case may be, and Takeda shall pay milestones and royalties to Orexigen in accordance with Article 7 with respect thereto.

3.3.2 Updates to Commercialization Plan. Each Commercialization Plan for each country in the Territory shall be updated or amended by the JCC on an annual basis, or more frequently as necessary, including promptly after Orexigen exercises its right to Co-Promote pursuant to Section 3.5. Updates and amendments to the Commercialization Plan shall be subject to the approval of the JSC pursuant to Section 5.1.2(c), and, if Orexigen exercises its right to Co-Promote, made in accordance with the last sentence in Sections 3.2.1. and 3.2.3. Each Calendar Year the JCC will prepare an update to the Commercialization Plan, and submit it in advance to the JSC in order to obtain approval from the JSC no later than [***].

3.3.3 JCC Commercialization Information and Reports. Each Party shall provide the other Party, upon request, with copies of all material Product-specific information relating to Commercialization of the Product generated by such Party, or on behalf of such Party by any Third Party, including market research and other information generated in connection with the conduct of promotional efficiency and other Commercialization activities; provided, however, for the avoidance of doubt, neither Party shall be obligated to disclose information that relates to products outside the scope of this collaboration. Each Party will

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provide the JCC with written Commercialization reports or presentations at JCC meetings. Each such report or presentation shall include the Commercialization activities accomplished by or on behalf of such Party since the previous JCC meeting, and other relevant matters, including a summary of Primary Detail Equivalents broken out on a monthly basis, a copy of all then-current incentive plans relating to the Products, and the status of Commercialization activities as compared to the timelines in the then-existing Commercialization Plan. The Commercialization reports shall also include the reports set forth on Exhibit 3.3.3, and summaries of the costs incurred by each Party in the performance of its Commercialization activities prior to the date of such report. The JCC shall provide to the JSC copies of the information provided under this Section 3.3.3. Takeda shall provide any reports referred to in this Section 3.3.3 and received from Third Parties to Orexigen promptly, but in no event later than [***] ([***]) days after receipt of such report from such Third Party.

3.3.4 Commercialization Costs.

(a) Except as otherwise expressly provided in this Agreement, Takeda shall bear all Commercialization Costs incurred by either Party in accordance with the Commercialization activities, and corresponding budgeted costs, set forth in the Commercialization Plan approved by the JSC.

(b) Takeda shall reimburse Orexigen, on a quarterly basis in arrears, for all PDE Costs incurred by Orexigen during the prior Calendar Quarter. After the end of each Calendar Quarter, Orexigen shall submit to Takeda an itemized invoice for PDE Costs incurred by Orexigen in accordance with the activities assigned to it in the Commercialization Plan during such Calendar Quarter, and Takeda shall pay to Orexigen an amount equal to such PDE Costs within [***] ([***]) days after delivery of such invoice. Notwithstanding the foregoing, if Takeda disputes all or any portion of the PDE Costs submitted to it by Orexigen, Takeda shall not be required to pay such disputed PDE Costs within [***] ([***]) days after delivery of the invoice to Takeda, and the Parties shall use good faith efforts to discuss and resolve such disputed amount.

3.3.5 Sales and Distribution. Notwithstanding the exercise by Orexigen of its right to Co-Promote Contrave pursuant to Section 3.5, Takeda shall have the sole right and responsibility for handling all sales and distribution activities, including returns, order processing, invoicing and collection, distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering Products to customers), and inventory and receivables for the Products in the Field in the Territory. Orexigen shall not accept orders for the purchase of a Product from Third Parties, or make sales of Product to Third Parties in the Field in the Territory for its own account or for Takeda’s account. If Orexigen receives any order for a Product in the Field in the Territory, it shall refer such orders to Takeda for acceptance or rejection. Takeda shall have the sole right and responsibility for: (i) negotiating, establishing or modifying the terms and conditions regarding the sale of the Product in the Field in the Territory, including any terms and conditions relating to or affecting (a) the price at which the Product shall be sold, (b) discounts available to any Third Party payers (including managed care providers, indemnity plans, unions, self insured entities, and government payer, insurance or contracting programs such as Medicare, Medicaid, or the U.S. Department of Veterans Affairs,

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or similar programs located in other countries of the Territory), (c) discounts attributable to payments on receivables, (d) distribution of the Product, and (e) credits, price adjustments, or other discounts and allowances to be granted or refused; and (ii) all activities relating to government price reporting with respect to any Product in the Field in the Territory.

3.3.6 Bundling. Takeda hereby agrees that it will not, nor, to the extent permitted under applicable Laws, shall it allow its Affiliates or Sublicensees to, provide a discount on Products as part of a multiple product offering with any other products or services that: (i) [***]; or (ii) [***].

3.4 Regulatory Responsibilities.

3.4.1 Prior to receipt of Regulatory Approval in the U.S. for the Initial Indication for Contrave: (a) Orexigen shall prepare, file, maintain, and own all Regulatory Filings, including the IND and the NDA for Contrave in the U.S., and related submissions with respect to Contrave in the U.S.; and (b) Orexigen shall promptly notify Takeda of all material Regulatory Filings with respect to Contrave that it proposes to submit to Regulatory Authorities, or that it receives from Regulatory Authorities, in the Territory (including all substantive correspondence with such Regulatory Authorities, responses from such Regulatory Authorities, requests for information from such Regulatory Authorities, briefing documents and other materials relating to interactions with such Regulatory Authorities, and summaries of outputs resulting from substantive correspondence/conversations or meetings with such Regulatory Authorities), and shall promptly provide Takeda with a copy (which may be wholly or partly in electronic form) of such Regulatory Filings for review by Takeda. Takeda shall provide any comments promptly, but in no event later than [***] ([***]) Business Days after receiving such Regulatory Filings, Orexigen shall reasonably consider and give due consideration to any such comments provided by Takeda, and, as necessary, it shall discuss such comments with Takeda, and each Party shall use good faith efforts to mutually agree on the content of any communications that relate to or contain commitments made or to be made by Orexigen to Regulatory Authorities for the purpose of obtaining Regulatory Approvals; provided, however, (i) Orexigen shall retain the right to make any final decisions with respect to the content of any such communications, which shall be compliant with the Development Plan, this Agreement and applicable Law, and (ii) in the event any interaction with a Regulatory Authority is time-sensitive, Orexigen shall have the right to communicate with such Regulatory Authority within the time frame requested by such Regulatory Authority. Orexigen shall provide Takeda with reasonable advance notice of any scheduled meeting with any Regulatory Authority relating to the Product or any Regulatory Approval in the Territory, and Takeda shall have the right to have up to [***] ([***]) individuals attend and participate in any such meeting; provided, however, Orexigen will retain the lead role and responsibility in any such meetings.

3.4.2 Within [***] ([***]) days after receipt of written notice of Regulatory Approval in the U.S. for the Initial Indication for Contrave, but in any event prior to First Commercial Sale of Contrave, Orexigen and Takeda shall take all steps necessary to transfer all Regulatory Filings relating to Contrave, including the IND and the NDA for Contrave in the U.S., into the name of Takeda and provide Takeda with a copy of all such Regulatory Filings. Takeda shall thereafter be responsible for (a): preparing, filing, maintaining and owning

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all Regulatory Filings and related submissions, including the IND and the NDA for Contrave in the U.S., with respect to Products in all Indications in the Territory, and (b) leading discussions and meetings with all Regulatory Authorities regarding Products in all Indications in the Territory; provided, however, [***] ([***]) representatives of Orexigen shall be entitled to participate in any such discussions and meetings with Regulatory Authorities, and, if an appropriate Orexigen representative(s) is requested by Takeda to attend a discussion or meeting with a Regulatory Authority regarding the Products in the Indications in the Territory, Orexigen will use Commercially Reasonable Efforts to arrange for such individual(s) to participate in such discussions or meetings.

3.4.3 Upon request, Takeda will provide the JSC with copies of all Regulatory Filings and related material correspondence submitted to Regulatory Authorities or received from Regulatory Authorities with respect to Products in all Indications in the Territory. Takeda will promptly furnish, but in no event later than [***] ([***]) Business Days after receipt or generation, Orexigen with copies of all such Regulatory Filings (including all substantive correspondence with such Regulatory Authorities, responses from such Regulatory Authorities, requests for information from such Regulatory Authorities, briefing documents and other materials relating to interactions with such Regulatory Authorities, and summaries of outputs resulting from substantive correspondence/conversations or meetings with such Regulatory Authorities). In addition, prior to making a Regulatory Filing relating to Contrave or responding to any such Regulatory Authority correspondence or interactions, except to the extent impracticable with respect to expedited safety reports, timelines imposed by Regulatory Authorities, Takeda SOPs and other similar time-sensitive issues, Takeda shall provide to the JDC and JSC a complete draft copy for its review and comment. Takeda shall give due consideration to any comments of the JDC and JSC with respect thereto.

3.4.4 Notwithstanding any transfer of Regulatory Filings or ownership thereof to Takeda, Orexigen shall have, on behalf of itself, its Affiliates, and licensees and sublicensees, the right to access and reference data and information contained in any Regulatory Filings to the extent useful or necessary in connection with Product regulatory filings outside the Territory. Orexigen hereby grants to Takeda, its Affiliates and Sublicensees, the right to access and reference data and information contained in any Orexigen’s Product regulatory filings outside the Territory to the extent useful or necessary in connection with Regulatory Filings inside the Territory.

3.4.5 If a Regulatory Authority desires to conduct an inspection or audit of, or sends a communication to, Takeda or Orexigen or any Third Party engaged by either Party to perform activities under the Development Plan or Commercialization Plan with regard to any Product or this Agreement, Takeda and Orexigen each agrees to cooperate with the Regulatory Authority and the other Party during such inspection or audit, including by allowing, to the extent practicable, a representative of the other Party to be present during the applicable portions of such inspection or audit. Following receipt of the inspection or audit observations of the Regulatory Authority (a copy of which the responsible Party will immediately provide to the other Party), the responsible Party will prepare the response to any observation that concerned this Agreement. The other Party agrees to fully cooperate when it prepares such a response, including by providing to the responsible Party, within [***] ([***]) Business Days after its

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request, such information and documentation in the Party’s possession as may be necessary for the responsible Party to prepare such response. Before submitting the response to the Regulatory Authority, the responsible Party agrees to give the other Party a reasonable opportunity to comment on it.

3.4.6 Each Party (and its Third Party subcontractors) shall notify the other Party within [***] ([***]) Business Day of receipt of notification from a Regulatory Authority of the intention of such Regulatory Authority to audit or inspect a Party’s facilities with respect to any Product, including facilities being used for Manufacture of any Product. Each Party (and its Third Party subcontractors) shall also provide the other Party with copies of any written communications received from Regulatory Authorities with respect to such facilities within [***] ([***]) Business Days of receipt. Such Party shall provide the other Party with an opportunity to review and provide input on any proposed response by such Party (or Third Party subcontractor) to such communications.

3.5 Orexigen’s Co-Promote Activities.

3.5.1 Initial Co-Promote Period. During the period commencing on the date of First Commercial Sale of Contrave in the U.S. for the Initial Indication and ending on the [***] ([***]) anniversary of such date (the “Initial Co-Promote Period”), Orexigen shall have the right to participate in the Commercialization of the Product by promoting or detailing the Product in the Field in the U.S. (“Co-Promote”), Orexigen shall have the right to provide up to [***] ([***]) Primary Detail Equivalents per year, of which at least [***] percent ([***]%) shall be [***] Details during the [***], and [***] percent ([***]%) shall be [***] Details in each [***] thereafter. Orexigen shall perform its Primary Detail Equivalents only through Orexigen’s Sales Representatives and exclusively [***] or other targets approved by the JCC. Takeda shall be required to pay Orexigen the PDE Costs incurred by Orexigen in connection with such Co-Promote activities under this Section 3.5.1 as provided in Section 3.3.4(b). Orexigen shall provide written notice to Takeda of its intention to Co-Promote under this Section 3.5.1 no later than [***], in which case Orexigen shall be permitted to begin its Co-Promote activities on [***]. If Orexigen does not provide such written notice to Takeda within such time period, Orexigen shall be permitted to exercise such right by providing Takeda with written notice either: (a) at any time between [***] and [***], in which case Orexigen shall be permitted to begin its Co-Promote activities on [***], or (b) at any time between [***] and [***], in which case Orexigen shall be permitted to begin its Co-Promote activities on [***].

3.5.2 Secondary Co-Promote Period. Except as otherwise provided in Section 3.5.4, during the period commencing on the [***] ([***]) anniversary of the date of the First Commercial Sale of Contrave in the U.S. for the Initial Indication and ending upon [***] (the “Secondary Co-Promote Period”), Orexigen shall have the exclusive option (the “Co-Promote Option”) to Co-Promote such Product in the Field in the U.S. Orexigen may exercise the Co-Promote Option by providing written notice to Takeda at any time prior to [***] during [***] during the Secondary Co-Promote Period, in which case Orexigen shall be permitted to: (a) begin its Co-Promote activities on [***] of the following [***], (b) perform up to [***] ([***]) Primary Detail Equivalents in the [***] ([***]) month period following the start of its Co-Promote activities (i.e., [***] through [***]after exercise of the Co-Promote Option), (c)

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perform up to [***] ([***]) Primary Detail Equivalents in each [***] ([***]) month period thereafter (i.e., after the [***] ([***]) month period referenced in Section 3.5.2(b)), and (d) only through Orexigen’s Sales Representatives, [***]. Upon exercise of the Co-Promote Option by Orexigen, and during the Secondary Co-Promote Period, [***]. In addition, notwithstanding anything to the contrary contained in this Agreement: (1) Takeda [***], and (2) Orexigen shall compensate Takeda for all reasonable Third Party costs and internal personnel costs not to exceed [***] Dollars ($[***]), incurred by Takeda in support of Orexigen’s implementation activities necessary to begin Co-Promoting the Product.

3.5.3 Promptly after exercise of the earlier of Orexigen’s exercise of its right under Section 3.5.1 or the Co-Promote Option under Section 3.5.2, the JCC will amend the Commercialization Plan to address the transition of promotional activities from Takeda to both of the Parties. In addition, promptly thereafter (and in all events prior to the commencement of any Co-Promotion activities by Orexigen), the Parties shall diligently and in good faith negotiate and enter into a Co-Promote Agreement for the Commercialization of the Product in the Field in the U.S. by Orexigen and Takeda, on mutually agreeable terms, including the terms set forth in Article 3 and Exhibit 3.5.3; provided, however, if the Parties fail to enter into a Co-Promote Agreement within the timeframe contemplated in this Section 3.5.3, the terms set forth in Article 3 and Exhibit 3.5.3 shall govern the Commercialization of the Product as if the Parties had entered into a Co-Promote Agreement.

3.5.4 Notwithstanding anything to the contrary contained in Section 3.5.1 or Section 3.5.2, Orexigen’s Successor shall have the right to Co-Promote the Product in accordance with this Agreement and the Co-Promote Agreement by providing Takeda with [***] ([***]) months prior written notice if such right is exercised during the Initial Co-Promote Period, or [***] ([***]) months prior written notice if such right is exercised during the Secondary Co-Promote Period. If Orexigen’s Successor exercises such Co-Promote right, (a) Orexigen’s Successor shall have the right to perform up to [***] ([***]) Primary Detail Equivalents during each [***] thereafter in accordance with a JCC approved Commercialization Plan, [***], (b) during the Initial Co-Promote Period, if Orexigen’s Successor elects to conduct more than [***] ([***]) Primary Detail Equivalents, [***], (c) [***], (d) Orexigen shall compensate Takeda for all reasonable Third Party costs and internal personnel costs not to exceed [***] Dollars ($[***]), incurred by Takeda in support of the implementation activities necessary for Orexigen’s Successor to begin Co-Promoting the Product, (e) Orexigen’s Successor shall be subject to the terms and conditions of the Co-Promote Agreement, provided that relevant terms and conditions of the Co-Promote Agreement shall be modified through mutual agreement to address the rights and obligations of Takeda and Orexigen’s Successor contained in this Section 3.5.4, and (f) the [***] for Orexigen’s Successor shall be discussed at the JCC; provided, further, the JCC shall take into account the following when selecting [***].

3.6 Pharmacovigilance. As soon as possible, but no later than [***], Orexigen and Takeda shall enter into a pharmacovigilance agreement concerning all matters relating to management and exchange of safety information on terms no less stringent than those required by ICH guidelines. Takeda shall be responsible, at its own expense, for the

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establishment and maintenance of the global safety database for Products in all Indications in the Territory. Each Party shall cooperate (at its sole cost and expense), and shall cause its Affiliates, licensees and sublicensees to cooperate, in implementing a pharmacovigilance mutual alert process with respect to the Products and to comply with all applicable Laws. Generally, (a) prior to transfer of the Regulatory Filings as set forth in Section 3.4.2, Orexigen shall be responsible for submitting all required IND safety reports contemplated by 21 C.F.R. 312.32, and post-marketing reports of adverse drug experiences contemplated by 21 C.F.R. 314.80, or the foreign equivalent in the Territory, relating to Products to the appropriate Regulatory Authorities in the United States, in accordance with applicable Laws; (b) following transfer of the Regulatory Filings as set forth in Section 3.4.2, and with respect to any other Regulatory Filings, Takeda shall be responsible for reporting all adverse drug reaction experiences required to be reported to the appropriate Regulatory Authorities in the countries in the Territory in which such Product is being Developed or Commercialized, in accordance with the Laws of the relevant countries; and (c) Orexigen, its Affiliates or licensees or sublicensees shall be responsible for submitting all regulatory filings, including any post-marketing reports of adverse drug experiences, relating to Products and required to be reported to the appropriate regulatory authorities outside of the Territory, in accordance with the Laws of the relevant countries. Orexigen shall have the right to share any and all information received from Takeda under this Section 3.6, or the pharmacovigilance agreement entered into between the Parties, with Orexigen’s Affiliates and licensees and sublicensees outside the Territory. Takeda shall have the right to share any and all information received from Orexigen under this Section 3.6 or such pharmacovigilance agreement with Takeda’s Affiliates and Sublicensees in the Territory. The JSC shall review from time to time Takeda’s and Orexigen’s pharmacovigilance policies and procedures. The pharmacovigilance agreement shall identify the responsibilities of each Party regarding the information to be exchanged and the timeframes for such exchange, regulatory reporting, literature review, risk management, and labeling.

3.7 Recalls and Product Safety. The Parties shall exchange their internal standard operating procedures (“SOPs”) for conducting product recalls reasonably in advance of the First Commercial Sale of any Product in the Territory, and shall discuss and resolve any conflicts between such SOPs and issues relating thereto promptly after such exchange. If either Party becomes aware of information relating to any Product that indicates that a unit or batch of Product may not conform to the specifications therefor, or that potential adulteration, misbranding, or other issues have arisen that relate to the safety or efficacy of Products, it shall promptly so notify the other Party. The JSC shall meet to discuss such circumstances and to consider appropriate courses of action, which shall be consistent with the internal SOP of the Party having the right to control such recall pursuant to this Section 3.7. Takeda shall have the right and responsibility to control any product recall, field correction, or withdrawal of any Product in the Territory that is required by Regulatory Authorities in the Territory, and the allocation of expenses incurred in connection with such recall between the Parties shall be set forth in the Manufacturing Services Agreement. In addition, Takeda shall have the right, at its discretion, to conduct any product recall, field correction, or withdrawal of any Product in the Territory that is not so required by such Regulatory Authorities but that Takeda deems to be appropriate, with the allocation of expenses incurred in connection with such recall between the Parties to be set forth in the Manufacturing Services Agreement. As between the Parties, Orexigen shall have the right, at its expense, to control all recalls, field corrections, and withdrawals of any Product outside the Territory; provided, however, Orexigen shall provide

Takeda with at least [***] ([***]) days prior written notice before taking any such action. Takeda shall maintain complete and accurate records of any recall in the Territory for such periods as may be required by Laws, but in no event for less than [***] ([***]) years.

3.8 Trademarks.

3.8.1 Product Trademarks. All packaging, promotional materials, package inserts, and labeling for each Product shall bear one or more Trademark(s) that pertain specifically to such Product, including the Trademark(s) set forth in Exhibit 3.8.1 (“Product Trademark”). Orexigen shall be the sole and exclusive owner of all Product Trademarks. Orexigen shall [***] be responsible for filing, prosecuting, and maintaining, including searching and policing, any and all Product Trademarks, and conducting litigation with respect thereto. Except as expressly permitted by Orexigen, Takeda shall make no use of the Product Trademarks or any Trademark that includes any of the Product Trademarks, or is confusingly similar thereto, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Takeda shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Product Trademarks. The foregoing shall not be construed as restricting Takeda from making factual references to the Product Trademarks in its Regulatory Filings under this Agreement or to satisfy its legal and regulatory obligations. If the Product Trademarks in existence as of the Effective Date are not eligible for trademark protection or for use in connection with the Products in one or more countries in the Territory, then the JCC shall identify alternative trademarks owned, registered or to be registered by Orexigen and to be used for the Products in such countries only, for Takeda final selection from among such trademarks identified by the JCC, and the Parties shall amend this Agreement to identify such marks and include them as Product Trademarks for the applicable countries.

3.8.2 Orexigen Trademarks. All packaging, promotional materials, package inserts, and labeling for each Product shall bear one or more house Trademark(s) chosen and owned by Orexigen, including the Orexigen name and Orexigen Logo (“Orexigen Trademark”). Orexigen shall be the sole and exclusive owner of all Orexigen Trademarks. Orexigen shall bear the full costs and expense of and be responsible for filing, prosecuting, and maintaining, including searching and policing, any and all Orexigen Trademarks, and conducting litigation with respect thereto. Except as expressly permitted by Orexigen, Takeda shall make no use of the Orexigen Trademarks or any Trademark that includes any of the Orexigen Trademarks, or is confusingly similar thereto, or any of Orexigen’s or its Affiliates’ Trademarks, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Takeda shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Orexigen Trademarks. The foregoing shall not be construed as restricting Takeda from making factual references to the Orexigen Trademarks in its Regulatory Filings under this Agreement or to satisfy its legal and regulatory obligations.

3.8.3 Takeda Trademarks. All packaging, promotional materials, package inserts, and labeling for each Product shall bear one or more house Trademark(s) chosen and owned by Takeda, including the Takeda name and logo (“Takeda Trademark”). Takeda shall be the sole and exclusive owner of all Takeda Trademarks. Takeda shall bear the full costs and expense of and be responsible for filing, prosecuting, and maintaining, including searching

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and policing, any and all Takeda Trademarks, and conducting litigation with respect thereto. Except as expressly permitted by Takeda, Orexigen shall make no use of the Takeda Trademarks or any Trademark that includes any of the Takeda Trademarks, or is confusingly similar thereto, or any of Takeda’s or its Affiliates’ Trademarks, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Orexigen shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Takeda Trademarks. The foregoing shall not be construed as restricting Orexigen from making factual references to the Takeda Trademarks in its Regulatory Filings under this Agreement or to satisfy its legal and regulatory obligations.

3.8.4 Quality Control. Each Party agrees to (a) conduct its business in a manner that will not damage the reputation or integrity of the Trademarks of the other Party, (b) conduct its business in a manner that will not damage in any way the goodwill associated with the Trademarks of the other Party, (c) use the Trademarks of the other Party in a manner that will not cause a negative impact upon the good name of such other Party, (d) conduct its business in compliance with all applicable trademark Laws and (e) to use the other Party’s Trademarks only in accordance with this Agreement.

3.8.5 Product Marking. To the extent permitted under Laws, the packaging, promotional materials, package inserts, and labeling for Products will bear both the Takeda name and Takeda logo and the Orexigen name and Orexigen Logo, and such names and logos will be presented in a manner agreed to by the Parties. Orexigen will be responsible for registering and policing the Orexigen Logo in order to enable Takeda to appropriately mark any packaging with the Orexigen Logo, to the extent permitted or required by Laws. Except as set forth in this Section 3.8 and Sections 6.1.2 and 6.1.3, no right or license, express or implied, is granted to Takeda to use any trademark, trade name, trade dress, or service mark Controlled by Orexigen or any of its Affiliates. No right or license, express or implied, is granted to Orexigen under this Agreement to use any trademark, trade name, trade dress or service mark Controlled by Takeda or any of its Affiliates.

4. PRODUCT SUPPLY

4.1 Manufacturing Services Agreement. The Parties shall use Commercially Reasonable Efforts to complete within [***] ([***]) months after the Effective Date a manufacturing services agreement containing the terms set forth on Exhibit 4.1 and such other reasonable and customary terms typically associated with supply of pharmaceutical products in the Territory (the “Manufacturing Services Agreement”). The terms set forth in this Article 4 and Exhibit 4.1 shall govern Manufacture and supply of the Product until the Parties enter into the Manufacturing Services Agreement.

4.2 Takeda’s Option to Manufacture. [***], Takeda may elect, subject to the provisions of Section 14.1, to assume the exclusive right and responsibility to Manufacture or have Manufactured the Product for the Territory by notifying the JSC and the JMC. Within [***] ([***]) days after such notice, the JMC shall begin working on a transition plan for transferring responsibility for Manufacturing activities for Products in the Territory from Orexigen to Takeda within a commercially reasonable timeframe (the “Manufacturing

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Responsibility Transition Plan”). The Manufacturing Responsibility Transition Plan will be subject to approval by the JSC. Prior to such transfer, Orexigen shall have the sole right to make and have made Products in accordance with Exhibit 4.1 for Takeda’s or Orexigen’s use in Development or Commercialization activities under this Agreement. The Manufacturing Responsibility Transition Plan will reasonably take into account Orexigen’s obligation, if any, to supply the Product for use outside the Territory for purposes unrelated to the Parties’ activities under this Agreement. Each Party shall use Commercially Reasonable Efforts to perform its responsibilities under the Manufacturing Responsibility Transition Plan. Upon transfer of Manufacturing to Takeda in accordance with the Manufacturing Responsibility Transition Plan, as between the Parties, Takeda shall assume the sole and exclusive right and responsibility to Manufacture Products for the Territory, itself or through Third Party Manufacturers. Orexigen acknowledges and agrees that following transfer of Manufacture of the Product to Takeda, Takeda will have no obligation to supply the Product for any use outside the Territory that is unrelated to the Parties’ activities under this Agreement. Upon Takeda’s assumption of such responsibility, the Manufacturing Services Agreement shall automatically terminate. Orexigen shall continue to have the sole right and obligation to supply Takeda its requirements of Products in the Territory until any such transfer of Manufacturing is successfully achieved in accordance with the Manufacturing Responsibility Transition Plan and approved by appropriate Regulatory Authorities.

4.3 Third Party Manufacturers. Orexigen may subcontract any or all of its obligations pursuant to this Article 4 to Third Party manufacturers (the “Third Party Manufacturers”) with Takeda’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Orexigen shall not amend any agreement with a Third Party Manufacturer in any manner that could have a material impact on the Manufacture of Products for Takeda under this Agreement or Takeda’s ability to Commercialize or Develop the Products in the Territory without Takeda’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Orexigen shall provide Takeda with a copy of each amendment to an agreement with a Third Party Manufacturer promptly after its execution. For purposes of this Section 4.3, the term “manufacturer” is considered to be inclusive of all facilities designated in the corresponding section of the NDA. These include but are not limited to testing laboratories and packaging facilities. Takeda hereby consents to the Manufacture of the Product by the Third Party Manufacturers set forth on Exhibit 4.3. Orexigen acknowledges that it has entered into Manufacturing agreements with the Third Party Manufacturers set forth on Exhibit 4.3, under which such Third Party Manufacturers undertake the Manufacture of Product or active pharmaceutical ingredients contained in the Product covering a period of at least [***] ([***]) years after First Commercial Sale. [***] Orexigen shall be responsible for the day-to-day management of all Third Party Manufacturer relationships.

5. GOVERNANCE

5.1 Joint Steering Committee.

5.1.1 Formation and Purpose. Within [***] ([***]) days after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to oversee the Collaboration and to make certain decisions regarding the Development and Commercialization

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activities of the Parties during the Term as set forth in this Section 5.1. The JSC shall have review and oversight responsibilities for all Development and Commercialization activities. The JSC shall also provide a forum for sharing advice, progress and results relating to such activities and shall attempt to facilitate the resolution of any Disputes between the Parties, as described in Section 5.7. The JSC shall have access to all Development Plans and Commercialization Plans and related budgets and shall be briefed by the Parties regarding the content, execution and results achieved by the respective Parties thereunder. Each Party, through its representatives on the JSC, shall be permitted to provide advice and commentary with respect to the Development Plans and Commercialization Plans and related budgets. As applicable, each Party shall take such advice and commentary into good faith consideration.

5.1.2 Specific Responsibilities of the JSC. In addition to its general responsibilities set forth in Section 5.1.1, the JSC shall, in particular, have responsibility to:

(a) oversee and coordinate the Development activities;

(b) review, provide comments relating to, and approve each Development Plan, and any modifications thereof or amendments thereto, to ensure that the Development Plan is designed to meet the Development diligence objectives set forth in Section 2.1;

(c) review, provide comments relating to, and approve each Commercialization Plan, and any modifications thereof or amendments thereto, to ensure that the Commercialization Plan is designed to meet the Commercialization diligence objectives set forth in Sections 3.1 and 3.2;

(d) review and provide comments to the pricing strategy for each Product (as included in the Commercialization Plan), subject to the provisions of Section 3.1 and applicable Law;

(e) review the overall progress under the Product Plans;

(f) provide a forum for the Parties to discuss and attempt to resolve Disputes; and

(g) such other responsibilities as the Parties may allocate to the JSC.

5.1.3 Membership of the JSC. The JSC shall consist of [***] ([***]) representatives having appropriate decision-making authority (e.g., at least the Vice President position) designated by each of Orexigen and Takeda, and shall operate by consensus with each Party having one (1) vote. Additional representatives having relevant expertise may from time to time be invited to attend JSC meetings; provided, however, any such representatives who are not employees of a Party or its Affiliates shall be subject to such representative’s written agreement to comply with the requirements of this Agreement.

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5.1.4 Meetings of the JSC. The JSC shall meet at least [***] ([***]) times annually during the Term or at such other frequency as mutually agreed by the Parties. The JSC shall meet on such dates and at such times as agreed to by Orexigen and Takeda, with all scheduled in-person meetings to alternate between an Orexigen site and a Takeda site as designated by the respective Party prior to such meeting, or at other locations as determined by the JSC. Meetings may be held by audio or video conference with the consent of each Party. Each Party shall be responsible for its own expenses for participating in each JSC. Meetings of the JSC shall be effective only if a majority of the representatives of each Party are present or participating.

5.2 Joint Development Committee.

5.2.1 Formation and Purpose. Within [***] ([***]) days after the Effective Date, the Parties shall establish a joint development committee (the “JDC”), which shall perform the primary function of designing, implementing, monitoring, reviewing and discussing the Development Plan and Development budget for the Product, including progress and performance thereunder, and for proposing updates or amendments to the Development Plan and Development budget for approval by the JSC.

5.2.2 Specific Responsibilities of the JDC. In addition to its general responsibilities set forth in Section 5.2.1, the JDC shall, in particular, have responsibility for:

(a) facilitating cooperation and coordination between the Parties regarding Development matters;

(b) preparing and proposing, for JSC approval, amendments to the then-current Development Plan and the corresponding Development budget and proposing such Development Plan and Development budget for approval by the JSC. Any amended Development Plan shall cover the next Calendar Year (and additional periods as reasonably determined by the Parties) and shall contain a corresponding Development budget;

(c) monitoring, reviewing, coordinating, and discussing the overall progress of Development under this Agreement;

(d) facilitating the flow of information with respect to Development activities being conducted for Products in or for the Territory, including through the review of data, reports, or other information submitted by either Party with respect to Development activities conducted by or on behalf of such Party;

(e) assigning lead parties for specific tasks or activities identified in the Development Plan;

(f) reviewing, discussing and proposing appropriate Third Party subcontractors to engage for the purpose of supporting the Development activities to be carried out by each of the Parties;

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(g) coordinating communications by the Parties with the Regulatory Authorities with respect to Products in accordance with this Agreement; and

(h) reviewing, coordinating, discussing and proposing the overall strategy for Regulatory Filings for approval by the JSC, except to the extent impracticable with respect to expedited safety reports.

5.2.3 Membership of the JDC. The JDC shall consist of [***] ([***]) representatives designated by each of Orexigen and Takeda and shall operate by consensus with each Party having one (1) vote. Additional representatives having relevant expertise may from time to time be invited to attend JDC meetings; provided, however, any such representatives who are not employees of a Party or its Affiliates shall be subject to such representative’s written agreement to comply with the requirements of this Agreement.

5.2.4 Meetings of the JDC. The JDC shall meet at least [***] ([***]) times annually during the Term or at such other frequency as mutually agreed by the Parties. The JDC shall meet on such dates and at such times as agreed to by Orexigen and Takeda, with all scheduled in-person meetings to alternate between an Orexigen site and a Takeda site as designated by the respective Party prior to such meeting, or at other locations as determined by the JDC. Meetings may be held by audio or video conference with the consent of each Party. Each Party shall be responsible for its own expenses for participating in each JDC. Meetings of the JDC shall be effective only if a majority of the representatives of each Party are present or participating.

5.3 Joint Commercialization Committee.

5.3.1 Formation and Purpose. Within [***] ([***]) days after the Effective Date, the Parties shall establish a joint commercialization committee (the “JCC”), which shall perform the primary functions of:

(a) facilitating cooperation and coordination between the Parties regarding Commercialization matters;

(b) designing, implementing, monitoring, reviewing and discussing the Commercialization Plan and Commercialization budget for the Product, including progress and performance thereunder, and for proposing updates or amendments to the Commercialization Plan and Commercialization budget for approval by the JSC;

(c) monitoring, reviewing, coordinating, and discussing the overall progress of Commercialization under this Agreement; and

(d) providing regular updates, and making recommendations (as appropriate), to the JSC regarding the foregoing matters.

5.3.2 Membership of the JCC. The JCC shall consist of [***] ([***]) representatives designated by each of Orexigen and Takeda and shall operate by consensus with each Party having one (1) vote. Additional representatives having relevant expertise may from

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time to time be invited to attend JCC meetings; provided, however, any such representatives who are not employees of a Party or its Affiliates shall be subject to such representative’s written agreement to comply with the requirements of this Agreement.

5.3.3 Meetings of the JCC. The JCC shall meet at least [***] ([***]) times annually during the Term or at such other frequency as mutually agreed by the Parties. The JCC shall meet on such dates and at such times as agreed to by Orexigen and Takeda, with all scheduled in-person meetings to alternate between an Orexigen site and a Takeda site as designated by the respective Party prior to such meeting, or at other locations as determined by the JCC. Meetings may be held by audio or video conference with the consent of each Party. Each Party shall be responsible for its own expenses for participating in meetings of the JCC. Meetings of the JCC shall be effective only if a majority of the representatives of each Party are present or participating.

5.4 Joint Manufacturing Committee.

5.4.1 Formation and Purpose. Within [***] ([***]) days after the Effective Date, the Parties shall establish a joint manufacturing committee (the “JMC”) which will have strategic oversight of the manufacture and distribution of the Products including receiving updates from Orexigen regarding the Third Party Manufacturers, and monitoring the production capabilities of the Third Party Manufacturers in order that Takeda may forecast when Takeda demand for the Products in a given [***] exceed (or are likely to exceed) the maximum production capability of the Third Party Manufacturers in such [***] and overseeing the arrangements for the distribution of Products which are to be delivered as specified on the relevant binding order.

5.4.2 Membership of the JMC. The JMC shall consist of [***] ([***]) representatives designated by each of Orexigen and Takeda and shall operate by consensus with each Party having one (1) vote. Additional representatives having relevant expertise may from time to time be invited to attend JMC meetings; provided, however, any such representatives who are not employees of a Party or its Affiliates shall be subject to such representative’s written agreement to comply with the requirements of this Agreement.

5.4.3 Meetings of the JMC. The JMC shall meet at least [***] ([***]) times annually during the Term or at such other frequency as mutually agreed by the Parties. The JMC shall meet on such dates and at such times as agreed to by Orexigen and Takeda, with all scheduled in-person meetings to alternate between an Orexigen site and a Takeda site as designated by the respective Party prior to such meeting, or at other locations as determined by the JMC. Meetings may be held by audio or video conference with the consent of each Party. Each Party shall be responsible for its own expenses for participating in meetings of the JMC. Meetings of the JMC shall be effective only if a majority of the representatives of each Party are present or participating.

5.5 Additional Committees. The Parties shall discuss such other committees as the Parties deem necessary or desirable for the management of the Collaboration. Any Committee may establish and delegate duties to other committees or sub-Committees on an “as-needed” basis to oversee particular projects or activities. Each such sub-Committee shall be

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constituted and shall operate as the establishing Committee determines; provided that each Party shall have the right to equal representation on any such sub-Committee. Sub-Committees may be established on an ad hoc basis for purposes of a specific project, or on such other basis as the applicable Committee may determine. Each sub-Committee and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such sub-Committee. In no event shall the authority of the sub-Committee exceed that specified for the relevant Committee in this Article 5.

5.6 General Committee Procedures.

5.6.1 General Responsibilities. The Committees will be responsible in the first instance for developing mutual agreement between the Parties on matters within the Committee’s jurisdiction, and for making recommendations to the JSC. After approval by the JSC, the designated lead Party will implement the plan, subject to the oversight of the relevant Committee.

5.6.2 Chairperson. Each Committee will be led by a representative of one of the Parties (the “Chairperson”), appointed as follows: (a) Orexigen shall select from its representatives a Chairperson for each of the JDC for the period commencing on the Effective Date and ending on [***] and Takeda shall select from its representatives a Chairperson for the JDC for the period commencing on [***] and ending on [***], and (b) Takeda shall select from its representatives a Chairperson for the JSC for the period commencing on the Effective Date and ending on [***] and Orexigen shall select from its representatives a Chairperson for the JSC for the period commencing on [***] and ending on [***]. Thereafter, selection of the Chairperson for such Committees will alternate between the Parties on a Calendar Year basis. A Takeda representative shall be the Chairperson of the JCC throughout the Term. An Orexigen representative shall be the Chairperson of the JMC unless or until Manufacturing responsibilities are transferred to Takeda pursuant to Section 4.2; and thereafter a Takeda representative shall be the Chairperson of the JMC.

5.6.3 Responsibilities. The Chairperson shall have only those responsibilities set forth in this Section 5.6.3. The Chairperson of each Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, provided that a Chairperson shall call a meeting of the applicable Committee promptly upon the written request of either Party to convene such a meeting. In addition, each Chairperson shall bear the responsibility for preparing written draft minutes of that Committee’s meetings in reasonable detail and for distributing such draft minutes to all members of that Committee for comment and review within [***] ([***]) days after the relevant meeting. The members of the Committee shall have [***] ([***]) days to provide comments. Each Chairperson shall incorporate timely received comments and distribute revised minutes to all members of that Committee for their final review and approval within [***] ([***]) days after the relevant meeting.

5.6.4 Membership on Committees. Each representative of a Party may serve on more than one Committee as appropriate in view of the individual’s expertise and may be substituted by another person with notice to the other Party.

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5.6.5 Limitations of Committee Powers. Each Committee shall have only such powers as are specifically delegated to it hereunder and shall not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, no Committee shall have any power to amend this Agreement. Any amendment to the terms and conditions of this Agreement shall be implemented pursuant to Section 14.7.

5.6.6 Authority. The Parties agree that, in voting on matters as described in this Article 5, it shall be conclusively presumed that each voting member of the JSC or other Committee has the authority and approval of such member’s respective senior management in casting his or her vote.

5.7 Committee Decision-Making.

5.7.1 Consensus; Good Faith; Action Without Meeting. Subject to the terms of this Section 5.7, each Committee will take action by consensus, assuming a quorum for such Committee is present, with each Party having one (1) vote. The members of each Committee shall act in good faith to cooperate with one another to reach agreement with respect to issues to be decided by the Committee. Action that may be taken at a meeting of a Committee also may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the Committee representatives of each Party.

5.7.2 Failure to Reach Consensus by a Committee. In the event that any matter before a Committee that is required to be resolved by mutual agreement of the members thereof is unable to be resolved and agreed within [***] ([***]) days of its initial consideration (or such other time period as mutually agreed by the Parties), then such matter shall be escalated to and resolved by the JSC; provided that such Committee may escalate the matter to the JSC prior to the expiration of such period with the consent of both Parties.

5.7.3 Failure to Reach Consensus by the JSC. If the JSC cannot reach consensus within [***] ([***]) days (or such other time period as mutually agreed by the Parties) with respect to any Dispute escalated from another Committee or within [***] ([***]) days of such Dispute arising at the JSC, with the exception of Disputes related to the safety of a Product, the JSC shall submit the respective positions of the Parties with respect to such Dispute for discussion in good faith and resolution by the Chief Executive Officer of Orexigen, or such other person with decision-making authority designated by Orexigen from time to time, and the Chief Executive Officer of Takeda’s Affiliate, Takeda Pharmaceuticals North America, Inc., or such other person with decision-making authority designated by Takeda from time to time (collectively, the “Executive Officers”). The Executive Officers shall meet promptly to discuss the Dispute submitted and to determine a resolution. If the Executive Officers are unable to resolve the Dispute within [***] ([***]) days of submission of such Dispute to the Executive Officers (or such other time period as mutually agreed by the Parties), then, (a) [***], and (b) [***].

5.8 Orexigen’s Membership in Committees. Orexigen’s membership in any Committee shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of such Committee. At any time during the Term, Orexigen

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shall have the right to withdraw from membership in any or all of the Committees upon [***] ([***]) days’ prior written notice to Takeda, which notice shall be effective as to the relevant Committee upon the expiration of such [***] ([***]) day period. Following the issuance of such notice for a given Committee, (a) Orexigen’s membership in such Committee shall be terminated and (b) Orexigen shall have the right to continue to receive the data, plans, reports, and information it would otherwise be entitled to receive under this Agreement. If, at any time, following issuance of such a notice, Orexigen wishes to resume participation in any Committee, Orexigen shall notify Takeda in writing and, thereafter, Orexigen’s representatives to such Committee shall be entitled to attend any subsequent meeting of such Committee and to participate in the activities of, and decision-making by, such Committee as provided in this Article 5 as if such notice had not been issued by Orexigen pursuant to this Section 5.8. If the JSC is disbanded, then any data, plans, reports, and information originally to be disclosed through the JSC shall be provided by such Party directly to the other Party.

5.9 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JSC) to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of any Committee as a nonvoting observer. The Alliance Managers shall be the primary point of contact for the Parties regarding the Collaboration activities contemplated by this Agreement and shall facilitate communication regarding all activities hereunder. The Alliance Managers shall lead the communications between the Parties and shall be responsible for following-up on decisions made by the JSC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by Orexigen or Takeda, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 14.3.

6. LICENSES

6.1 Licenses to Takeda for Products.

6.1.1 Subject to the terms and conditions of this Agreement, Orexigen hereby grants to Takeda (a) an exclusive (even as to Orexigen, except to the extent set forth in Article 4 and Sections 2.2, 3.5, and 6.3), nontransferable (except as provided in Section 14.5) license in the Field in the Territory, with the right to grant sublicenses solely in accordance with Section 6.2, under the Orexigen Intellectual Property, to make and have made (except to the extent set forth in Article 4), use, sell, offer to sell, import, and otherwise Develop and Commercialize all Products during the Term; and (b) a non-exclusive license, with the right to grant sublicenses solely in accordance with Section 6.2, under the Orexigen Intellectual Property to (i) make and have made (except to the extent set forth in Article 4) Product outside the Territory for use or sale solely inside the Territory, and (ii) conduct Clinical Trials outside the Territory for the purpose of submitting Regulatory Filings in the Territory.

6.1.2 Subject to the terms and conditions of this Agreement, Orexigen hereby grants to Takeda an exclusive (even as to Orexigen, except to the extent set forth in Section 3.5), nontransferable (except as provided in Section 14.5) license in the Field in the Territory, with the right to grant sublicenses solely in accordance with Section 6.2, under the Product Trademarks, to use and display the Product Trademarks in connection with Commercialization, as provided under and in accordance with this Agreement.

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6.1.3 Subject to the terms and conditions of this Agreement, Orexigen hereby grants to Takeda a non-exclusive, nontransferable (except as provided in Section 14.5) license in the Field in the Territory, with the right to grant sublicenses solely in accordance with Section 6.2, under the Orexigen Trademarks, to use and display the Orexigen Trademarks in connection with Commercialization, as provided under and in accordance with Section 3.8.2.

6.2 Sublicensing. Takeda shall have the right to grant sublicenses through multiple tiers with respect to the rights licensed to Takeda under Section 6.1 to any Affiliate of Takeda solely in accordance with Sections 6.2.1 through 6.2.5. Takeda [***] with respect to the rights licensed to Takeda under Section 6.1 to any Third Party [***] of Orexigen, which shall not to be unreasonably withheld, conditioned, or delayed. In the event Orexigen consents to the grant of such a Sublicense, such Sublicense shall be granted solely in accordance with Sections 6.2.1 through 6.2.5:

6.2.1 such Sublicense shall refer to this Agreement and shall be subordinate to and consistent with the terms and conditions of this Agreement, and shall not limit either the ability of Takeda (individually or through the activities of its Sublicensee) to fully perform all of its obligations under this Agreement or Orexigen’s rights under this Agreement;

6.2.2 in such Sublicense, the Sublicensee shall agree in writing to be bound to Takeda by terms and conditions substantially similar to, or less favorable to the Sublicensee than, the corresponding terms and conditions of this Agreement;

6.2.3 promptly after execution of the Sublicense, and specifically excluding any sublicenses granted to an Affiliate of Takeda, Takeda shall provide a complete and correct copy of such Sublicense to Orexigen;

6.2.4 Takeda shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder, and shall cause such Sublicensee to enable Takeda to comply with all applicable terms and conditions of this Agreement; and

6.2.5 each Sublicense shall terminate immediately upon the termination of this Agreement (in whole or only with respect to the rights that are subject to such Sublicense).

For clarity, any references to Sublicense or Sublicensee in Sections 6.2.1 through 6.2.5 shall also mean sublicense or sublicensee, as the case may, be with respect to Takeda’s Affiliates.

6.3 Licenses to Orexigen.

6.3.1 Subject to the terms and conditions of this Agreement, Takeda hereby grants to Orexigen a non-exclusive, royalty-free, non-transferable (except as provided in Section 14.5) license in the Field in the Territory, with the right to grant sublicenses solely in accordance with Section 6.2, under the Takeda Intellectual Property solely as and to the extent necessary to enable Orexigen to perform Development and Commercialization activities under this Agreement with respect to Products.

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6.3.2 Subject to the terms and conditions of this Agreement, Takeda hereby grants to Orexigen a non-exclusive, nontransferable (except as provided in Section 14.5) license in the Field in the Territory, with the right to grant sublicenses solely in accordance with Section 6.2, under the Takeda Trademarks, to use and display the Takeda Trademarks in connection with Orexigen’s Co-Promotion of the Products in the Field throughout the Territory, as provided under and in accordance with Section 3.8.3.

6.4 Patent Marking. The packaging for each Product Commercialized by Takeda under this Agreement shall be marked (to the extent not prohibited by Laws) with a notice that such Product is sold under a license from Orexigen.

6.5 No Implied Licenses; Upstream Agreements.

6.5.1 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by Orexigen under this Agreement are reserved by Orexigen and may not be used by Takeda for any purpose.

6.5.2 Upstream Agreements. Takeda’s rights under this Agreement with respect to the Upstream Patents are expressly subject to the applicable terms and conditions of the applicable Upstream Agreements as set forth below in this Section 6.5.2. Without limiting the foregoing, Takeda acknowledges and agrees that:

(a) the license granted in Section 6.1.1 is non-exclusive with respect to the Patents licensed to Orexigen pursuant to the GSK License, and the grant to any and all such Patents is limited to the GSK Field;

(b) Takeda’s right to sublicense under Section 6.2, with respect to the GSK License is subject to delivery of notice to GSK pursuant to Section 2.1(ii) of the GSK License; and

(c) under the OHSU Agreement, OHSU retains the right to use the “Assigned Therapeutic Patent Rights” (as defined in the OHSU Agreement) for educational and research purposes.

7. FINANCIAL TERMS

7.1 Upfront Payment. As reimbursement for research and development of Products conducted by Orexigen, Takeda shall pay to Orexigen a payment of Fifty Million Dollars ($50,000,000), subject to Section 7.9, within ten (10) Business Days after the Effective Date. Such payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments.

7.2 Milestone Payments. As reimbursement for research and development of Products conducted by Orexigen, Takeda shall make milestone payments to Orexigen described in Sections 7.2.1 and 7.2.2. Such milestone payments shall not be refundable or returnable in any event, nor shall they be creditable against royalties or other payments.

7.2.1 Development Milestones. Takeda shall make the development milestone payments set forth in the table in this Section 7.2.1, below, to Orexigen with respect to the first and only the first achievement of each of the corresponding milestone events set forth in the table in this Section 7.2.1, below, within [***] ([***]) days after the date of achievement of the applicable milestone event.

Milestone Event	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

For purposes of this Section 7.2.1, “[***]” shall be deemed to occur if and only if [***].

7.2.2 Net Sales Milestones. Takeda shall pay, in accordance with Section 7.4, to Orexigen the applicable Net Sales threshold milestone payments set forth in the table in this Section 7.2.2, below, the first and only the first time during the Term that the total aggregate Net Sales of all Products (including all Indications and formulations of such Products) in any Calendar Year by Takeda, its Affiliates and its Sublicensees in the Territory reach or exceed the relevant amounts set forth in the table in this Section 7.2.2, below.

Annual Calendar Year Net Sales for Products in the Territory in all Indications	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

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7.2.3 Anniversary Milestones. Takeda shall pay to Orexigen a milestone payment of [***] Dollars ($[***]) on each of: (a) the [***] ([***]) anniversary of [***], (b) the [***] ([***]) anniversary of the [***], and (c) the [***] ([***]) anniversary of the [***]. Such milestone payments shall not be refundable or returnable in any event, nor shall they be creditable against royalties or other payments.

7.3 Royalty Payments.

7.3.1 Running Royalties. Subject to Sections 7.3.2 through 7.3.5 and in accordance with Section 7.4, Takeda shall pay to Orexigen incremental royalties on aggregate Net Sales by Takeda, its Affiliates and its Sublicensees of all Products in the Territory during a Calendar Year in the amounts set forth in the table in this Section 7.3.1, below.

Portion of Annual Net Sales for Products in the Territory in all Indications	Royalty Rate
Up to $[***]	[***]%
Over $[***] and up to $[***]	[***]%
Over $[***] and up to $[***]	[***]%
Over $[***]	[***]%

7.3.2 Royalty Duration. All royalties payable under Section 7.3.1 shall be payable for the duration of the Royalty Term for such Product in each country in the Territory subject to the provisions of Sections 7.3.3 through 7.3.5. Such royalties are due and payable with respect to the substantial value provided to Takeda through access to the information, assistance, materials and data made available to or provided to Takeda pursuant to this Agreement and Orexigen’s substantial expertise applied to research and Development of the Product. Following the Royalty Term, Takeda shall continue to pay Orexigen a royalty of [***] percent ([***]%) of aggregate Net Sales of the Product by Takeda for [***] the Product Trademarks.

7.3.3 Royalty Reduction – Generic Competition. In the event a Product is subject to Generic Competition in a country in the Territory, then, beginning in the [***] following the [***] ([***]) [***] period during which Generic Competition has been determined to exist in accordance with Section 0 at the applicable level noted below, the royalty rates set forth in Section 7.3.1 (without giving effect to any reduction under Section 7.3.5) shall be reduced in such country: (a) by [***] percent ([***]%) if the [***] of such Generic Product(s) sold during the applicable [***] ([***])[***] period exceed [***] percent ([***]%) and are not more than [***] percent ([***]%) of the Product’s [***] in such country; (b) by [***] percent ([***]%) if the [***] of such Generic Product(s) sold during the applicable [***] ([***])[***] period exceed [***] percent ([***]%) and are not more than [***] percent ([***]%) of the Product’s [***] in such country; (c) by [***] percent ([***]%) if the [***] of such Generic Product(s) sold during the applicable [***] ([***])[***] period exceed [***] percent ([***]%) and are not more than [***] percent ([***]%) of the Product’s [***] in such country; and (d) to [***] percent ([***]%) of Net Sales if the [***] of such Generic Product(s) sold during the applicable [***] ([***])[***] period exceed [***] percent ([***]%) of the Product’s [***] in

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such country. For clarity, the Product’s [***] shall be determined in accordance with Section 1.44(a) and (b). Such reduction shall be first applied with respect to such country starting with sales in the [***] following the first [***] ([***])[***] period where the sales of the Generic Product(s) in such country exceed the applicable level noted above of the [***] of the applicable Product, and shall expire on the day after [***]; provided, however, following the Royalty Term Takeda shall continue to pay Orexigen a royalty of [***] percent ([***]%) of aggregate Net Sales of the Product by Takeda for [***] the Product Trademarks. As an example, in the case where Takeda has total annual Net Sales for two Products of over $[***] [***] and less than $[***] [***] in a country and Generic Competition is established for either or both of the Products such that [***] of Generic Products have exceeded [***] percent ([***]%), but are less than [***] percent ([***]%), of the sum of all [***] of all Products and all [***] of Generic Products sold in such country, then the royalty rate of [***] percent ([***]%) for aggregate Net Sales of both Products will be reduced by [***] ([***]%) to a royalty rate of [***][***] percent ([***]%). For the avoidance of doubt, if the royalty rate set forth in Section 7.3.1 has already been reduced pursuant to Section 7.3.4, then the royalty reduction set forth in Section 7.3.4 shall no longer apply and the royalty reduction set forth in this Section 7.3.3 shall take precedence.

7.3.4 Royalty Reduction – Patent Expiry or Sole Takeda Patent.

(a) Expiration of All Valid Claims Prior to End of Royalty Term. In the event the expiration of the last to expire Collaboration Patent containing a Valid Claim Covering a Product in the applicable country occurs prior to the expiration of the Royalty Term in such country, the royalty rate set forth in Section 7.3.1 (without giving effect to any reduction under Section 7.3.5) for such Product in such country shall be reduced by [***] percent ([***]%) for the remainder of the applicable Royalty Term. Such royalty reduction shall become effective on the day after the last day of the Calendar Quarter in which such last to expire Valid Claim expires.

(b) Royalty Term Based Solely on Takeda Patent. With respect to a Product in a country, if all of the events described in the following subsections (i) through (iv) occur, then the royalty rate set forth in Section 7.3.1 ([***]) for such Product shall be [***] until the [***] containing a [***] in such country: (i) [***], in such country with respect to such Product ([***]) have expired; (ii) it is after [***] ([***]) [***] after First Commercial Sale of such Product in such country; (iii) [***]; and (iv) there is a [***]. Such royalty [***] shall become effective on the [***] which the events described in subsections (i) through (iv) occur .

7.3.5 Royalty Reduction – Anti-Stacking. Takeda may offset a total of [***] percent ([***]%) of any royalty payments based on Net Sales paid by Takeda to a Third Party pursuant to any necessary Third Party License against any royalty payments due to Orexigen under Section 7.3.1; provided, however, that in no event shall the total royalty payable to Orexigen on any Product as a result of such offset be less than [***] percent ([***]%) of the royalty otherwise payable under Section 7.3.1. In the event that [***] percent ([***]%) of such Third Party payments exceeds the amount of payments withheld by Takeda under this Section 7.3.5 in any Calendar Quarter, the excess may be carried over as a credit on the same basis into succeeding Calendar Quarters.

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7.4 Royalty Payment Reports. After the First Commercial Sale of a Product and throughout the Royalty Term for such Product, Takeda shall furnish to Orexigen a written report, within [***] ([***]) days after the end of each Calendar Quarter (or portion thereof if this Agreement terminates during a Calendar Quarter), showing the amount of royalty or Net Sales milestone payments due for such Product for such Calendar Quarter (or portion thereof). Royalty or Net Sales milestone payments for each Calendar Quarter shall be due at the same time as such written report for the Calendar Quarter. With each quarterly payment, Takeda shall deliver to Orexigen a full and accurate accounting to include at least the following information: (a) the gross sales for the applicable Product by Takeda, its Affiliates and Sublicensees in the currency in which sales were made and in Dollars after application of the exchange rate during the reporting period as reported in subsection (e) below; (b) the deductions by category of permitted deductions set forth in the Net Sales definition; (c) the Net Sales for the applicable Product by Takeda, its Affiliates, and Sublicensees in the currency in which sales were made and in Dollars after the application of the exchange rate during the reporting period as reported in subsection (e) below; (d) the royalties or Net Sales milestone payments payable in Dollars which shall have accrued hereunder in respect of such Net Sales and the basis for calculating those royalties; (e) the exchange rates and other methodology used in converting into Dollars, from the currencies in which sales were made; and (f) withholding taxes, if any, required by Laws to be deducted in respect of such royalties. In addition, Takeda will send to Orexigen no later than [***] ([***]) days following the end of each Calendar Quarter a preliminary statement setting forth the actual Net Sales for the first [***] ([***]) months of such Calendar Quarter and estimated Net Sales for the [***] ([***]) month of such Calendar Quarter, the calculation of royalties or Net Sales milestone payments due on a country-by-country basis (based on such actual and estimated Net Sales) and, if applicable, the exchange rate to be utilized by Takeda to convert a local currency payment to Dollars.

7.5 Manner of Payment. All payments to be made by Takeda hereunder shall be made in Dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by Orexigen. Late payments shall bear interest at the rate provided in Section 7.10.

7.6 Records Retention. Commencing with the First Commercial Sale of a Product by Takeda, Takeda shall keep, and shall cause each of its respective Affiliates, and Sublicensees, if any, to keep, full, true, and accurate books of accounting in accordance with IFRS or GAAP, as applicable, containing all particulars that may be necessary for the purpose of calculating all royalties payable to Orexigen under this Article 7, for a period of [***] ([***]) years after the Calendar Year in which such sales occurred, in sufficient detail to permit Orexigen to confirm the accuracy of royalties paid hereunder.

7.7 Audits. During the Term and for a period of [***] ([***]) years thereafter, at the request and expense of Orexigen under this Article 7, Takeda shall permit an independent, certified public accountant of nationally recognized standing appointed by Orexigen, and reasonably acceptable to Takeda, at reasonable times and upon reasonable notice, but in no case more than [***] per Calendar Year thereafter, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Agreement for any period within the

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preceding [***] ([***]) Calendar Years. Results of any such examination shall be made available to both Takeda and Orexigen. The independent, certified public accountant shall disclose to Orexigen only the royalty amounts which the independent auditor believes to be due and payable hereunder to Orexigen, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed Takeda’s Confidential Information which may not be disclosed by said independent, certified public accountant to any Third Party other than a party to an Upstream Agreement as required under the Upstream Agreements. If, as a result of any inspection of the books and records of Takeda, it is shown that payments received by Orexigen under this Agreement were less than the amount which should have been received, then Takeda shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within [***] ([***]) days. Orexigen shall pay for such audits, except that in the event that Takeda underpaid royalty payments by more than [***] percent ([***]%)[***] during the period in question as per the audit, Takeda shall pay the reasonable costs of the audit. Takeda acknowledges and agrees that Dante shall have the right to audit Orexigen’s books in accordance with this Section 7.7.

7.8 Currency Exchange. All payments under this Agreement shall be payable, in full, in Dollars, regardless of the country(ies) in which sales of the Product are made. For the purposes of computing Net Sales in a currency other than Dollars, such currency shall be converted into Dollars as calculated using the monthly average exchange rate between each currency of origin and Dollars as reported by Bloomberg or an equivalent resource as agreed by the Parties.

7.9 Taxes.

7.9.1 Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate and minimize, to the extent feasible and legal, taxes payable with respect to any payments under this Agreement and that they shall use Commercially Reasonable Efforts to cooperate and coordinate with each other to achieve such objective. Without limiting the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to cooperate and coordinate with each other in completing and filing documents required under the provisions of any applicable Laws (including treaties) in connection with the making of any required tax payment or withholding payment, in connection with a claim of exemption from, or entitlement to, a reduced or zero rate of withholding or in connection with any claim to a refund of or credit for any such payment.

7.9.2 Payment of Tax. All payments made by Takeda to Orexigen pursuant to this Agreement shall be made without reduction for any taxes, charges or remittance fees. If applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Agreement, the remitting Party shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to the other Party promptly following that payment. Orexigen shall pay any and all taxes that are due and payable by Orexigen on payments made to the Orexigen under this Agreement.

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7.9.3 Tax Residence Certificate. A Party (including any entity to which this Agreement may be assigned, as permitted under Section 14.5) receiving a payment pursuant to this Agreement shall provide the remitting Party appropriate certification from relevant governmental authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

7.9.4 Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for any taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by applicable Laws. The Parties shall cooperate with each other in any protest or refund by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest or refund.

7.10 Interest Due. Without limiting any other rights or remedies available to Orexigen, Takeda shall pay Orexigen interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to the lesser of (a) [***] percent ([***]%) per month or (b) the maximum applicable legal rate, calculated on the total number of days payment is delinquent.

8. REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY

8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

8.1.1 such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2 execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

8.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

8.1.4 the performance of this Agreement by it does not create a material breach or default under any other agreement to which it is a party;

8.1.5 the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

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8.1.6 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain clearance under the HSR Act; and

8.1.7 neither such Party, nor any of its employees, officers, subcontractors, or consultants who have rendered services relating to the Products: (a) has ever been debarred or is subject to debarment or convicted of a crime for which an entity or person could be debarred by the FDA under 21 U.S.C. Section 335a or (b) has ever been under indictment for a crime for which a person or entity could be so debarred.

8.2 Additional Representations and Warranties of Orexigen. Orexigen hereby represents and warrants to Takeda, as of the Effective Date, that:

8.2.1 Orexigen owns or otherwise Controls the Orexigen Patents set forth in Exhibit 0;

8.2.2 all of its employees and officers involved in Development are obligated to assign to Orexigen all inventions made during the course of and as a result of their association with Orexigen that are materially related to the Product and to maintain as confidential the Confidential Information of Orexigen;

8.2.3 Orexigen has not granted any right or license to any Third Party under the Orexigen Intellectual Property that would materially conflict or interfere with any of the rights or licenses granted to Takeda hereunder;

8.2.4 to its knowledge, Orexigen has no reason to believe that the patents within the Orexigen Patents that are listed on Exhibit 0 as of the Effective Date are invalid or unenforceable;

8.2.5 subject to the provisions of the Upstream Agreements, Orexigen’s right, title and interest to all the Orexigen Patents set forth in Exhibit 0 are free of any lien or security interest;

8.2.6 Orexigen has made available to Takeda all agreements between Orexigen and any Third Party relating to any clinical trial or other material Development activities that relate to Contrave in the Territory;

8.2.7 to its knowledge, no Third Party (a) is infringing any Orexigen Patents or has misappropriated any Orexigen Know-How or (b) has challenged the ownership, scope, duration, validity, enforceability, priority or right to use any Orexigen Patents (including, by way of example, through the institution of or written threat of institution of interference, reexamination, protest, opposition, nullity or similar invalidity proceeding before the United States Patent and Trademark Office or any analogous foreign entity) or any Orexigen Know-How;

8.2.8 to its knowledge, [***] the manufacture, use, offer for sale, sale or importation of Contrave in the Territory, including Development and Commercialization of Contrave, by Orexigen or Takeda (or their respective Affiliates or Sublicensees) does not infringe any Patent of any Third Party and does not misappropriate any technology of any Third Party;

8.2.9 [***] Orexigen has received no notice from a Third Party regarding, nor has any knowledge that any Third Party intends to assert, any claim that the Development or Commercialization of Contrave infringes the intellectual property rights of a Third Party;

8.2.10 prior to the Effective Date, Contrave has been developed, manufactured, stored, labeled, distributed and tested by Orexigen and its Affiliates and, to its knowledge, by any Third Parties acting on behalf of Orexigen, in compliance in all material respects with all applicable Laws;

8.2.11 [***], the Upstream Patents listed in Exhibit 0 are licensed or assigned to Orexigen under the Upstream Agreements and are included in the Orexigen Patents licensed to Takeda under this Agreement; and other than the Patents listed in Exhibit 0, Orexigen does not Control, as of the Effective Date, any Patents claiming the Products or their methods of use;

8.2.12 (a) except as set forth on Exhibit 8.2.12 and except for the Upstream Agreements, there are no written licenses or other agreements to which Orexigen or any of its Affiliates is a party that relate in any material respect to (i) the Products in the Territory or (ii) any Patents relating to the Products in the Territory; (b) the Upstream Agreements delivered by Orexigen to Takeda were true, accurate and complete copies of such agreements on the date of delivery and have not been modified, supplemented or amended since the date of delivery; (c) each of the Upstream Agreements is in full force and effect; (d) Orexigen is not in material breach of any Upstream Agreement, and, to Orexigen’s knowledge, no other party to any Upstream Agreement is in material breach thereof, in each respect in, any manner that would give an Upstream Party the right to terminate such Upstream Agreement; (e) [***] no party to any Upstream Agreement has notified in writing any other party thereto of any material breach thereof; (f) Dante has executed and delivered to Orexigen written amendment to the Dante License, which gives Orexigen the right to grant sublicenseable licenses under the Dante License to Takeda under this Agreement; (g) there was no government funding of the research conducted under the OHSU Agreement, and Section 5 of the OHSU Agreement, which purports to grant the U.S. Government certain rights, has no force or effect; and (h) [***];

8.2.13 Orexigen has made available to Takeda a true, accurate and complete copy of NDA No. 20-0063, as updated as of the Effective Date;

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8.2.14 Orexigen has made available to Takeda all material written correspondence exchanged between Orexigen and the FDA prior to the Effective Date regarding Contrave in the Territory;

8.2.15 except for filings pursuant to the HSR Act, if any, neither the execution and delivery of this Agreement nor the performance hereof by Orexigen requires Orexigen to obtain any permits, authorizations or consents from any governmental authority or from any other person, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any right of termination, rescission, renegotiation or acceleration under, or trigger any other rights under, any agreement or contract to which Orexigen is a party or to which it may be subject that relates to the Orexigen Intellectual Property or the Products;

8.2.16 to Orexigen’s knowledge, there is no written suit, proceeding, arbitration, or litigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending against Orexigen, any of its Affiliates or Upstream Party, in each case in connection with the Orexigen Intellectual Property, Products or the Upstream Agreements;

8.2.17 Orexigen has conducted audits of its Third Party Manufacturers and Third Party contract research organizations in accordance with GCP, GLP, and GMP, as applicable, and has [***]; and

8.2.18 Orexigen is not [***] (i) the Development, Manufacturing and/or Commercialization of the Products in the Territory, or (ii) Orexigen’s Third Party Manufacturers’ [***].

8.3 Additional Representations and Warranties of Takeda. Takeda hereby represents and warrants to Orexigen, as of the Effective Date, that, to its knowledge:

8.3.1 Takeda does not Control any intellectual property rights that relate to the Products;

8.3.2 Takeda has not granted any right or license to any Third Party under the Takeda Intellectual Property or other intellectual property rights Controlled by Takeda that would materially conflict or interfere with any of the rights or licenses granted to Orexigen hereunder; and

8.3.3 Except for filings pursuant to the HSR Act, if any, neither the execution and delivery of this Agreement nor the performance hereof by Takeda requires Takeda to obtain any permits, authorizations or consents from any governmental authority or from any other person, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any right of termination, rescission, renegotiation or acceleration under, or trigger any other rights under, any agreement or contract to which Takeda is a party or to which it may be subject that relates to the Takeda Intellectual Property or Products.

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8.4 Mutual Covenants. Each Party hereby covenants to the other Party that:

8.4.1 all employees and officers of such Party or its Affiliates working under this Agreement shall be under the obligation to assign all right, title and interest in and to their Inventions, whether or not patentable, if any, to such Party as the sole owner thereof, and under the obligation to maintain as confidential the Confidential Information of such Party;

8.4.2 such Party shall perform its activities pursuant to this Agreement in compliance with GLP, GCP, and GMP, in each case as applicable under the Laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in research and Development activities hereunder of any non-human animals by or on behalf of such Party, shall at all times comply (and shall ensure compliance by any of its subcontractors) with all Laws, and also with the standards in the pharmaceutical industry for the development and commercialization of pharmaceutical products;

8.4.3 neither Party shall employ (or, to its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of a Regulatory Authority), or, to its knowledge, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority), in the conduct of its activities under this Agreement, and each contractor or consultant used by a Party in connection with the conduct of Clinical Trials under this Agreement shall be subject to a covenant that is the same or substantially the same as the foregoing covenant; and

8.4.4 neither Party shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it Controls which would conflict or interfere with any of the rights or licenses granted to the other Party hereunder.

8.4.5 Competing Products. For the period commencing on the Effective Date and ending on [***], each of Takeda and Orexigen shall not, and shall ensure that their respective Affiliates and sublicensees do not, (whether directly or through a Third Party), commercialize in the Territory any pharmaceutical product, other than (a) the Products or (b) [***]. For the avoidance of doubt, this Section 8.4.5 shall apply to any Successor of either Party.

8.5 ADDITIONAL COVENANTS OF OREXIGEN.

8.5.1 Restrictions on Transfers and Liens. Orexigen covenants that it shall not license, sell, assign or otherwise transfer to any person (including any Affiliate of Orexigen) any Orexigen Patents or any Orexigen Know-How, or assign or otherwise transfer any of the Upstream Agreements or any of its rights or obligations thereunder to any person (including any Affiliate of Orexigen) (or agree to do any of the foregoing) in any manner that would have a material adverse impact on the rights granted to Takeda under this Agreement, except to the extent permitted by, and in compliance with, Section 14.5. In addition, Orexigen hereby covenants and agrees that after the Effective Date Orexigen shall not incur or permit to exist (and shall cause each of its Affiliates not to incur or permit to exist), with respect to any Orexigen Patents or Orexigen Know-How, any lien, encumbrance, or security interest (including

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in connection with any indebtedness) in any manner that would have a material adverse impact on the rights granted to Takeda under this Agreement, except to the extent permitted by, and in compliance with, Section 14.5.

8.5.2 Upstream Agreements. Orexigen covenants that it shall not (a) execute or otherwise permit, and shall cause its Affiliates to refrain from executing or otherwise permitting, any amendment, modification or waiver to any of the Upstream Agreements in any manner that would have a material adverse impact on the rights granted to Takeda under this Agreement without the prior written consent of Takeda, such consent not to be unreasonably withheld, conditioned, or delayed, or (b) materially breach any Upstream Agreement if such material breach would give rise to a termination right by the counterparty to such Upstream Agreement or materially adversely impact the rights granted to Takeda under this Agreement.

8.6 Additional Covenants of Takeda.

8.6.1 Compliance with Laws. Takeda covenants that it shall not engage in any activities that use the Orexigen Intellectual Property in a manner that is outside the scope of the license rights granted to it hereunder or knowingly infringe the intellectual property rights of any Third Party in connection with its activities pursuant to this Agreement.

8.6.2 Intellectual Property. Takeda shall not practice or exploit the Orexigen Intellectual Property except to the extent expressly permitted under the terms and conditions of this Agreement.

8.6.3 Standstill.

(a) Takeda agrees that, for a period of [***] ([***]) years from the Effective Date (the “Standstill Period”), neither it nor any of its Affiliates will, without the prior written consent of Orexigen or the Orexigen Board of Directors:

(i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise: (A) any voting securities or direct or indirect rights to acquire any voting securities of Orexigen or any subsidiary if, after the completion of such acquisition or proposed acquisition, Takeda would beneficially own more than [***] percent ([***]%) of the outstanding shares of common stock of Orexigen (the “Common Stock”), or (B) any asset of Orexigen or any subsidiary or division thereof;

(ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Orexigen;

(iii) submit or publicly announce a proposal for, or offer to enter into (with or without conditions) any merger, business combination or similar extraordinary transaction involving Orexigen or its securities or assets;

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(iv) form, join or in any way participate in any “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or

(v) request that Orexigen amend or waive any provision of this Section 8.6.3.

(b) Notwithstanding the provisions of Section 8.6.3(a), Takeda’s obligations under this Section 8.6.3 shall automatically terminate upon the earliest to occur of:

(i) the acquisition by any Third Party of beneficial ownership of more than [***] percent ([***]%) of the outstanding Common Stock (other than by stockholders of Orexigen as of the Effective Date);

(ii) the commencement by any Person or Group of a tender offer or exchange offer to acquire securities of Orexigen;

(iii) Orexigen publicly announces its execution of any agreement related to a transaction described in (A) or (B) of this Section 8.6.3(b)(iii) or publicly announces its Board of Directors’ authorization or recommendation of such execution of any such agreement, or Orexigen publicly announces the consummation of any transaction involving (A) the sale of all or substantially all of the assets of Orexigen and its subsidiaries taken as a whole, or (B) a merger, business combination, restructuring, recapitalization or similar transaction of or with Orexigen and any of its subsidiaries taken as a whole;

(iv) Orexigen or any of its Affiliates becomes the subject of any bankruptcy, insolvency or similar proceeding (except for any involuntary proceeding that is dismissed within [***] ([***]) days); or

(v) The public announcement by Orexigen or any other Person of any of the foregoing.

(c) Notwithstanding the provisions of Section 8.6.3(a), it is understood and agreed that Takeda shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated in this Section 8.6.3 and Takeda may initiate private discussions with, and submit proposals confidentially to, the Executive Officer of Orexigen regarding a transaction otherwise prohibited by this Section 8.6.3; provided that any such proposal shall be expressly conditioned on approval of Orexigen’s Board of Directors and shall by its terms not require public disclosure. Further, notwithstanding the provisions of Section 8.6.3(a), Orexigen agrees that during the Standstill Period, if the Orexigen Board of Directors has approved the commencement of the solicitation of bids for any transaction within the scope of Section 8.6.3(b)(iii), Orexigen will promptly notify Takeda of, and in good faith permit Takeda to participate in, such bidding process.

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(d) The provisions of this Section 8.6.3 shall not apply to any investment by Takeda or an Affiliate of Takeda in Third-Party mutual funds or other similar passive investment vehicles that hold interests in securities of Orexigen or any of its Affiliates (and any such interests in securities shall not be taken into account for the purpose of Section 8.6.3(a) including the [***] percent ([***]%) exception contained therein), provided that the provisions of this Section 8.6.3(d) shall apply with respect to any such fund or vehicle only for so long as such fund or vehicle satisfies the requirements of paragraphs (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, with respect to any Orexigen securities held by such fund or vehicle.

(e) The termination or expiration of the Standstill Period will not terminate or otherwise affect any of the provisions of this Agreement other than this Section 8.6.3.

8.6.4 Covenant Not to Challenge Patents. Takeda covenants: (a) not to challenge the validity, scope or enforceability of or otherwise oppose any Patent included in the Orexigen Patents or any foreign counterparts thereof; (b) that it shall include in all of its Sublicenses the obligation binding on the Sublicensee under such Sublicense not to challenge the validity, scope or enforceability of or otherwise oppose any such Patent; (c) that is shall include provisions in all Sublicenses providing that if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent, Takeda may terminate its Sublicense agreement with such Sublicensee; and (d) if any such Sublicensee challenges the validity, scope or enforceability of or otherwise opposes any such Patent, Takeda shall terminate such Sublicense, and such Sublicensee shall no longer have any rights under any such Patent. In the event that all or any portion of this Section 8.6.4 is invalid, illegal or unenforceable, then the Parties will use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s).

8.7 DISCLAIMERS.

8.7.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OREXIGEN MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE OREXIGEN INTELLECTUAL PROPERTY, ANY OREXIGEN CONFIDENTIAL INFORMATION OR ANY LICENSE GRANTED BY OREXIGEN UNDER ITS INTELLECTUAL PROPERTY RIGHTS HEREUNDER, OR WITH RESPECT TO ANY PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OREXIGEN MAKES NO REPRESENTATIONS OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE OREXIGEN PATENTS ARE VALID OR ENFORCEABLE OR THAT USE OF THE OREXIGEN INTELLECTUAL PROPERTY CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT USE OF THE OREXIGEN CONFIDENTIAL INFORMATION CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

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8.7.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TAKEDA MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TAKEDA INTELLECTUAL PROPERTY ANY TAKEDA CONFIDENTIAL INFORMATION OR ANY LICENSE GRANTED BY TAKEDA UNDER ITS INTELLECTUAL PROPERTY RIGHTS HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TAKEDA MAKES NO REPRESENTATIONS OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE TAKEDA PATENTS ARE VALID OR ENFORCEABLE OR THAT USE OF THE TAKEDA INTELLECTUAL PROPERTY CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT USE OF THE TAKEDA CONFIDENTIAL INFORMATION CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

8.8 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF ARTICLE 10, OR FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS).

8.9 Knowledge Standard. “Knowledge” means, as applied to a Party in this Article 8, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that a [***].

9. INTELLECTUAL PROPERTY

9.1 Ownership of Inventions.

9.1.1 Inventorship of inventions conceived or reduced to practice solely by either Party or jointly by the Parties (a) in the course of activities performed under or contemplated by this Agreement or in the exercise of the rights licensed under this Agreement or

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(b) relating to the composition of matter, methods of making, methods of using (including methods of treatment or administration), or formulations of Products (“Inventions”) shall be determined by application of U.S. patent Laws pertaining to inventorship. If an Invention is jointly invented by one or more employees, consultants, or contractors of each Party, such Invention shall be jointly owned by the Parties (each such Invention, a “Joint Invention”), and if one or more claims included in an issued Patent or pending Patent application that is filed in a patent office in the Territory claim such Joint Invention, such issued Patent or such pending Patent application shall be jointly owned by the Parties (each such patent application or patent, a “Joint Patent”). If an Invention is solely invented by an employee, consultant, or contractor of a Party, such Invention shall be solely owned by such Party, and any Patent application filed claiming such solely owned Invention shall also be solely owned by such Party. Any such Patent application owned solely by Orexigen and any Patent issuing therefrom shall be an “Orexigen Invention Patent”, and any such Patent application owned solely by Takeda and any Patent issuing therefrom shall be a “Takeda Invention Patent”.

9.1.2 Subject to the rights granted under this Agreement, each Party shall have the right to practice and exploit Joint Inventions and Joint Patents, without any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign, or otherwise exploit Joint Inventions and Joint Patents, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Laws of any jurisdiction to require any such approval or accounting; and to the extent there are any applicable Laws that prohibit such a waiver, each Party will be deemed to so consent. Each Party agrees to be named as a party, if necessary, to bring or maintain a lawsuit involving a Joint Invention or Joint Patent.

9.1.3 Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and Sublicensees to so disclose, the conception of any Invention. Each Party shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to so assign to such Party, such person’s or entity’s right, title and interest in and to any Inventions, and intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of such Inventions, and intellectual property rights therein. Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, that effect the intent of this Article 9. Each Party hereby appoints the other Party as attorney-in-fact of such Party to execute and deliver all documents reasonably required to evidence or record any assignment pursuant to this Agreement if such Party is unable, after making reasonable inquiry, to obtain assistance of such other Party with respect to any such document. Each Party shall, and shall cause its Sublicensees and Affiliates, and their respective employees, consultants, agents, or independent contractors to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Section 9.1.

9.2 Prosecution of Collaboration Patents.

9.2.1 Filing, Prosecution and Maintenance of Collaboration Patents. Orexigen shall be responsible for the preparation, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Orexigen Patents. Takeda shall be responsible for the preparation, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Takeda Patents. Each Party shall reasonably consult with the other Party, and shall take any comments of the other Party into good faith consideration, with respect to the preparation, prosecution and maintenance of such Patents. Each Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of such Patents promptly upon their being filed or received. The Parties shall discuss and evaluate Joint Inventions and confer with each other regarding the advisability of filing patent applications covering Joint Inventions and, if either Party requests that a patent application be filed covering a Joint Invention, the other Party shall not unreasonably withhold, condition, or delay its consent to such filing. The Parties shall agree to whether Orexigen or Takeda have the first right to control and manage the Joint Patents, and an appropriate allocation of expenses related thereto, using a mutually acceptable independent patent counsel, and reasonably consult with the other Party, and shall take any comments of the other Party into good faith consideration, with respect to the preparation, prosecution and maintenance of such Joint Patents. Each Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of such Joint Patents promptly upon their being filed or received. The Parties shall share equally all expenses incurred with respect to the preparation, prosecution and maintenance of any and all Collaboration Patents. Within [***] ([***]) days after the end of each Calendar Quarter, each Party shall report to the other Party and the JSC all expenses incurred by such Party under this Section 9.2.1 for such Calendar Quarter. Any payments due to such Party as specified in such report shall be paid within [***] ([***]) days after receipt of such report. The reports and payments due pursuant to this Section 9.2.1 for each Calendar Quarter shall include any reconciliations and adjustments with respect to the prior Calendar Quarter necessary to effect the sharing of expenses as set forth in Section 9.2.1.

9.2.2 Abandonment of Collaboration Patents. In no event will a Party permit a Collaboration Patent under its Control to be abandoned in any country in the Territory, or elect not to file a new Patent application claiming priority to a Patent application within such Patents either before such Patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional or national Patent application, in each case other than to optimize overall Patent protection of claimed inventions, without the other Party first being given an opportunity to assume full responsibility for the continued prosecution and maintenance of such Patents, or the filing of such new Patent application included in such Patents. Each Party shall provide the other Party with notice of the allowance and expected issuance date of any Patent within the Collaboration Patents, and any of the aforementioned filing deadlines, and each Party shall provide the other Party with prompt notice as to whether it desires to file such new Patent application. In the event that a Party decides either (a) not to continue the prosecution or maintenance of a Patent application or Patent within the Collaboration Patents under its control in any country or (b) not to file such new Patent application requested to be filed by the other Party, in each case other than to optimize overall Patent protection of claimed inventions, the Party shall provide the other Party with notice of this

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decision at least [***] ([***]) days prior to any pending lapse or abandonment thereof. In such event, the Party shall provide the other Party with an opportunity to assume responsibility for all costs reasonably associated with the filing or further prosecution and maintenance of such Patent application and any Patent issuing thereon (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). In the event that the other Party assumes such responsibility for such filing, prosecution and maintenance costs, the other Party shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Patent applications and Patents to patent counsel selected by it and reasonably acceptable to the Party. In such case, Section 9.2.1 shall apply to such Patent applications and Patents mutatis mutandis. Such Patent applications and Patents shall otherwise continue to be subject to all of the terms and conditions of this Agreement in the same manner and to the same extent as the other Collaboration Patents.

9.2.3 Upstream Agreements. Notwithstanding Section 9.2.1 and 9.2.2, Takeda acknowledges that: [***].

9.3 Enforcement of Collaboration Patents or Product Trademarks Against Infringers.

9.3.1 Notice. In the event that Orexigen or Takeda become aware of a suspected infringement of any Collaboration Patent by means of the manufacture, use, or sale of a product substantially similar to or the same as a Product (a “Competitive Product Infringement”), or any such Collaboration Patent is challenged in any action or proceeding (other than any oppositions, cancellations, interferences, reissue proceedings or reexaminations, which are addressed above), or either Party becomes aware of the infringement of any rights in a Product Trademark, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer.

9.3.2 Enforcement of Collaboration Patents and Product Trademarks.

(a) Takeda will have the first right, but not an obligation to, bring any action or proceeding, at its own expense, to enforce or defend, as applicable, any Collaboration Patent or Product Trademark in its own name and entirely under its own direction and control, subject to the following. Orexigen shall reasonably assist Takeda (at Takeda’s expense) in any such action or proceeding if so requested, and shall lend its name to such actions or proceedings if requested by Takeda or required by Laws. Orexigen shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or proceeding will be entered into by Takeda without the prior written consent of Orexigen, which consent shall not be unreasonably withheld, conditioned, or delayed. Takeda shall consult with Orexigen and take any Orexigen comments into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Collaboration Patent or Product Trademark. Takeda shall provide to Orexigen copies of any papers relating to the infringement or validity litigation of any such involved Collaboration Patent or Product Trademark promptly upon their being filed or received.

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(b) If Takeda elects not to settle, or bring any action or proceeding as described in Section 9.3.2(a) within [***] ([***]) days after first notifying Orexigen or being notified by Orexigen with respect thereto, then at any time during the Term, Orexigen may bring such action or proceeding at its own expense, in its own name and entirely under its own direction and control, subject to the following. Takeda will reasonably assist Orexigen (at Orexigen’s expense) in any such action or proceeding if so requested, and will lend its name to such actions or proceedings if requested by Orexigen or required by Laws. Takeda shall have the right to participate and be represented in any such suit by its own counsel at its own expense with respect to a Competitive Product Infringement. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of any Collaboration Patent or Product Trademark shall be entered into by Orexigen without the prior written consent of Takeda, which consent shall not be unreasonably withheld, conditioned, or delayed. Orexigen shall not knowingly take any action during such litigation of any Collaboration Patent or Product Trademark that would materially adversely affect them, without consultation with Takeda.

(c) Notwithstanding Section 9.3.2(b), each Party shall notify and provide the other Party with copies, received by such Party, of any allegations of alleged patent invalidity, unenforceability, or non-infringement of a Collaboration Patent pursuant to a paragraph IV patent certification under 21 C.F.R. §§ 314.94 and 314.95 by a Third Party filing an Abbreviated New Drug Application under § 505(j), a New Drug Application under § 505(b)(2), or other similar patent certification by a Third Party, and any foreign equivalent thereof, in each case that concerns a Product (“Paragraph IV Certification”). Such notification and copies shall be provided as soon as practicable and at least within [***] ([***]) days (including, for clarity, non-Business Days) after the Party receives such certification (in view of the forty-five (45) day period during which litigation should be brought so as to afford a thirty (30) month stay of approval under § 505, and shall be sent by facsimile and overnight courier to the address set forth in Section 14.3. Takeda shall have the first right to institute (or defend, as applicable), prosecute, and control such litigation brought by a Third Party where Takeda is a named defendant, or by Takeda where Takeda is a named plaintiff, in both cases irrespective of whether Orexigen is also named as a defendant or plaintiff. If Takeda decides not to institute (or defend, as applicable) such litigation, Takeda will give notice to Orexigen of its decision within [***] ([***]) days after receipt of notification of the Paragraph IV Certification (or, if the remaining time period permitted by Law for Takeda to commence such action is less than [***] ([***]) days, within half of the time period permitted by Law). Orexigen may then, but is not required to, institute (or defend, as applicable), prosecute, and control such litigation. Each Party shall cooperate fully with the other Party in such litigation and shall provide reasonable assistance (including making available to such other Party documents possessed by such Party that are reasonably required by such other Party and making available personnel for interviews and testimony) in any actions reasonably undertaken in accordance with this Section 9.3.2(c) to contest any such Paragraph IV Certification. At either Party’s request, the other Party agrees to join any such litigation to enforce such Collaboration Patent against the Third Party(ies) that made such Paragraph IV Certification. Each Party shall have the right to approve any settlement that would adversely affect the Collaboration Patents or such Party’s rights under this Agreement or result in any liability or admission on behalf of such Party, such approval not to be unreasonably withheld, conditioned, or delayed. Any recovery, by settlement or otherwise, realized as a result of such litigation shall be allocated in accordance with Section 9.3.3.

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(d) Notwithstanding Sections 9.3.2(a), (b), and (c), Takeda acknowledges and agrees that [***].

9.3.3 Damages. In the event that either Party exercises the rights conferred in this Section 9.3 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be subject to Section 9.3.2(d) [***], and then shall be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be [***]. If after such reimbursement any funds remain from such damages or other sums recovered, [***] percent ([***]%) of such funds shall be retained by the Party that controlled the action or proceeding under this Section 9.3 and such other Party shall receive [***] percent ([***]%) of such funds.

9.3.4 Upstream Limitations. Each Party’s rights to enforce a Collaboration Patent pursuant to this Section 9.3, or to defend against a challenge in any action or proceeding described in Section 9.3.1, shall be subject to the applicable provisions of any agreements between the Party Controlling such Patents and its licensor. In the event of any conflict between this Section 9.3 and such other agreements, the provisions of the other agreements shall control.

9.4 Patent Term Extension. Orexigen and Takeda shall each cooperate with one another and shall use Commercially Reasonable Efforts in obtaining any available marketing exclusivity and patent term extension (including any pediatric exclusivity as may be available) under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) and the Federal Food, Drug, and Cosmetic Act or supplemental protection certificates or their equivalents in any country in the Territory with respect to Patents claiming the Products, as applicable. If elections with respect to obtaining such patent term extensions and marketing exclusivity are to be made, Takeda shall have the right to elect to seek patent term extension, marketing exclusivity or supplemental protection; provided that such election will be made so as to maximize the period of marketing exclusivity for the Product. For such purpose, for all Regulatory Approvals, Takeda shall provide Orexigen with written notice of any expected Regulatory Approval at least [***] ([***]) days prior to the expected date of Regulatory Approval, as well as notice within [***] ([***]) Business Days of receiving each Regulatory Approval confirming the date of such Regulatory Approval.

9.5 Regulatory Patent Listing.

9.5.1 To the extent required by or permitted by Law, at all times prior to transfer of the Regulatory Filings to Takeda during the Term, Orexigen will use Commercially Reasonable Efforts to promptly, accurately and completely provide to the applicable Regulatory Authorities, all applicable Patents for any Product that has become the subject of a marketing application owned by Orexigen and submitted to FDA, for listing in FDA’s Approved Products with Therapeutic Equivalence Determinations (“Orange Book”) in accordance with the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada.

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9.5.2 To the extent required by or permitted by Law, at all times after transfer of the Regulatory Filings to Takeda during the Term, Takeda will use Commercially Reasonable Efforts to promptly, accurately and completely provide to the applicable Regulatory Authorities, all applicable Patents for any Product that has become the subject of a marketing application owned by Takeda and submitted to FDA, for listing in the Orange Book in accordance with the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada.

9.5.3 Prior to any listing under Section 9.5.1 or 9.5.2, the Parties will meet to evaluate, identify all applicable Patents to be listed. Orexigen shall have the right to finally determine the Patents to be listed under Section 9.5.1 and Takeda shall have the right to finally determine the Patents to be listed under Section 9.5.2.

9.6 Defense Against Claims of Infringement of Third Party Patents. If a Third Party asserts that a Patent or other right owned by it is or has been infringed by the manufacture, use, sale, offer for sale, or import of a Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim through the JSC along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, Takeda shall have the obligation, at its expense, to control such defense with respect to such Product. Orexigen shall cooperate with Takeda, at Takeda’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice. Takeda shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of Orexigen if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, Orexigen, such consent not being unreasonably withheld, conditioned, or delayed.

9.7 Third Party Licenses.

9.7.1 If either Party reasonably determines that any Third Party intellectual property rights, are necessary for the Development, manufacture, or Commercialization of a Product, where such Third Party intellectual property rights are necessary for use of any Product, or for any license that may be required for the use or exploitation of Orexigen Intellectual Property as contemplated under this Agreement for the discovery, research, manufacture, or use of Products, then such Party will notify the JSC.

9.7.2 If the JSC determines that it needs to obtain one or more licenses from one or more Third Parties for such activities, the JSC will determine which Party will negotiate the most favorable license. The chosen Party shall obtain a license to such Third Party intellectual property, with the right to sublicense, in order to permit both Parties to conduct their obligations under this Agreement. Subject to the foregoing, the terms and conditions involved in obtaining such rights shall be determined at such chosen Party’s sole discretion. If such chosen Party elects not to obtain rights to such Third Party intellectual property, or is unsuccessful in obtaining such rights, then the other Party shall have the right (but not the obligation) to negotiate and obtain rights from such Third Party at its sole discretion and expense.

9.7.3 In the event that Takeda determines, in its reasonable commercial judgment, that a license, sublicense or similar right from one or more Third Parties is necessary in order to make, have made, use, offer to sell, sell or import a Product, then Takeda or its Affiliates may acquire such a license, sublicense or similar right. In accordance with Section 7.3.5, each Party shall bear [***] percent ([***]%) of the payments owed pursuant to any Third Party licenses under intellectual property rights that are necessary for the exploitation of, and cover the composition of matter or method of use of, Products in the Field and in the Territory, other than pursuant to the Upstream Agreements (a “Third Party License”). Orexigen shall be responsible for [***] owed pursuant to any Upstream Agreement.

10. CONFIDENTIALITY

10.1 Nondisclosure. Each Party agrees that, during the Term and for a period of [***] ([***]) years thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 10.1(c) shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information shall survive such [***] ([***]) year period for so long as such Confidential Information remains protected as a trade secret under applicable Laws.

10.2 Exceptions. The obligations in Section 10.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

10.2.1 is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

10.2.2 is known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

10.2.3 is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

10.2.4 is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, or any of its Affiliates, generally known or available, either before or after it is disclosed to the Receiving Party;

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10.2.5 is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of Confidential Information belonging to the Disclosing Party; or

10.2.6 is the subject of written permission to disclose provided by the Disclosing Party.

10.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

10.3.1 filing or prosecuting patents;

10.3.2 Regulatory Filings and obtaining Regulatory Approvals;

10.3.3 prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

10.3.4 subject to Section 10.5, complying with Laws (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with applicable court orders;

10.3.5 potential or actual acquirers, merger partners or assignees, investment bankers, lenders or other potential financial partners and their and each of their respective Affiliates’ directors, employees, consultants, contractors and agents, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this Article 10; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 10.3.5 to treat such Confidential Information as required under this Article 10; and

10.3.6 on a “need to know basis” in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, to Affiliates, potential or actual collaborators (including sublicensees or potential sublicensees), potential or actual research and development collaborators, potential or actual subcontractors, and their and each of the Parties’ and their respective Affiliates’ directors, employees, consultants, contractors and agents, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this Article 10; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 10.3.6 to treat such Confidential Information as required under this Article 10.

If and whenever any Confidential Information is disclosed in accordance with this Section 10.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event a Receiving Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 10.3.3 or 10.3.4, the Receiving Party shall, except where not reasonably possible and subject to Section 10.5, notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to this Section 10.3 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

10.4 Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.

10.5 Securities Filings. Notwithstanding anything to the contrary in this Article 10, any disclosure that is required by securities Laws, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulations of any state or other jurisdiction, as reasonably advised by the disclosing Party’s counsel, may be made; provided, however, in the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities Laws, such Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing at least [***] ([***]) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement. The Party making such filing shall use Commercially Reasonable Efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential or otherwise afforded confidential treatment, and shall only disclose Confidential Information that it is reasonably advised by counsel is legally required to be disclosed. No such notice shall be required under this Section 10.5 if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

10.6 Relationship to Confidentiality Agreement. This Agreement supersedes the Mutual Confidential Disclosure Agreement between Orexigen and Takeda, effective as of April 20, 2010; provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

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10.7 Publications.

10.7.1 Publication Plan. Within [***] ([***]) days after the Effective Date, each Party shall designate an individual to serve as that Party’s “Publication Manager.” The Parties shall, through the Publication Managers, cooperate in good faith and develop and execute a coordinated publication plan in or for the Territory that will include strategy, budget and policies for the publication activities related to the Products. The publication plan will also cover intended timing, venue, media, review, authors and other relevant considerations for each publication. The publication plan will be included in the Commercialization Plan for approval by the JSC. A Party may change its Publication Manager at any time upon written notice to the other Party.

10.7.2 Publication of Clinical Trial Results. Takeda will have the right to publish summaries of results of all Clinical Trials conducted by either Party with respect to a Product after the Effective Date in Takeda’s Clinical Trial register; provided, however, that Orexigen will have the right to review all proposed publications prior to submission of such publication. The Parties shall discuss and reasonably cooperate in order to facilitate the process to be employed in order to ensure the publication of any such summaries of Clinical Trials data and results as required under Laws on the Clinical Trial registry of each respective Party, and shall provide the other Party at least [***] ([***]) days prior notice to review the Clinical Trials results to be published for the purposes of preparing any necessary Patent filings.

10.7.3 Publication Guidelines. All publications relating to the Licensed Compounds and/or the Products shall be prepared, presented and/or published in accordance with pharmaceutical industry accepted guidelines including: (1) International Committee of Medical Journal Editors (ICMJE) guidelines, (2) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication, (3) Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines, and (4) Principles on Conduct of Clinical Trials.

10.8 Publicity. Upon execution of this Agreement, the Parties shall issue the press release announcing the existence of this Agreement in the form and substance as set forth in Exhibit 10.8. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby that contains information not previously publicly disclosed in accordance with this Section 10.8 without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed; provided, however, that the Party intending to make any such press release or other public statement relating to this Agreement shall not disclose any Confidential Information that the other Party reasonably deems inappropriate for disclosure.

10.9 Third Party Information. Notwithstanding anything to the contrary in this Agreement, Takeda acknowledges that it may be required to enter into appropriate confidentiality agreements with or with respect to specific Third Party contract manufacturers or other independent contractors engaged by Orexigen before Orexigen can share with Takeda information relating to its agreement with such Third Party(ies) or such Third Party(ies)’ confidential information as required under this Agreement. In such case, Orexigen shall notify

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Takeda promptly of such requirement, and the Parties shall cooperate to take such actions as are necessary to enable Orexigen to comply with such confidentiality requirements of Orexigen’s agreements with any such Third Party(ies).

11. INDEMNITY AND INSURANCE

11.1 Takeda Indemnity. Takeda shall indemnify, defend and hold harmless Orexigen and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, (the “Orexigen Indemnitees”), from and against any and all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (“Losses and Claims”), to the extent arising out of or relating to, directly or indirectly: (a) the practice by Takeda or its Affiliate or Sublicensee of any license or sublicense granted to it under Sections 6.1 and 6.2; (b) the Commercialization or Development of the Product by Takeda or its Affiliate or Sublicensee; (c) the Manufacture, use, handling, storage, sale or other disposition of any Product by Takeda or its Affiliate or Sublicensee; (d) the breach by Takeda of any warranty, representation, covenant or agreement made by Takeda in this Agreement, or, if Orexigen exercises its option to Co-Promote pursuant to Section 3.5, the Co-Promote Agreement; or (e) the negligence, recklessness or willful misconduct (including to the extent such negligence, recklessness or willful misconduct gives rise to product liability Losses and Claims under any legal theory) of Takeda or its Affiliate or Sublicensee, or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (a) through (e) above, to the extent such Losses and Claims arise directly or indirectly from the negligence, recklessness or willful misconduct of any Orexigen Indemnitee or the breach by Orexigen of any warranty, representation, covenant or agreement made by Orexigen in this Agreement or, if Orexigen exercises its option to Co-Promote pursuant to Section 3.5, the Co-Promote Agreement.

11.2 Orexigen Indemnity. Orexigen shall indemnify, defend and hold harmless Takeda and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the “Takeda Indemnitees”), from and against any and all Losses and Claims, to the extent arising out of or relating to, directly or indirectly: (a) the practice by Orexigen or its Affiliate or sublicensee of any license or sublicense granted to it under Section 6.3; (b) the Commercialization or Development of the Products by Orexigen or its Affiliate or sublicensee, or the commercialization or development of Products for use outside the Territory by Orexigen or its Affiliate or sublicensee; (c) the Manufacture, use, handling, storage, sale or other disposition of the Product by Orexigen or its Affiliate or licensee (other than Takeda or its Affiliate or Sublicensee); (d) the breach by Orexigen of any warranty, representation, covenant or agreement made by Orexigen in this Agreement, or, if Orexigen exercises its option to Co-Promote pursuant to Section 3.5, the Co-Promote Agreement; or (e) the negligence, recklessness or willful misconduct (including to the extent such negligence, recklessness or willful misconduct gives rise to product liability Losses and Claims under any legal theory) of Orexigen or its Affiliate or licensee (other than Takeda or its Affiliate or Sublicensee), or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (a) through (e) above, to the extent such Losses and Claims arise directly or indirectly from the negligence, recklessness or willful misconduct of any Takeda Indemnitee or the breach by Takeda of any warranty, representation, covenant or agreement made by Orexigen in this Agreement or, if Orexigen exercises its option to Co-Promote pursuant to Section 3.5, the Co-Promote Agreement.

11.3 Indemnification Procedure. A claim to which indemnification applies under Section 11.1 or Section 11.2 shall be referred to herein as an “Indemnification Claim”. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 11, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 11.3, above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement or the scope or enforceability of the Orexigen Intellectual Property, or Confidential Information or Patent or other rights licensed to Orexigen by Takeda hereunder), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, conditioned, or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10.

11.4 Dante Indemnity. [***].

11.5 Insurance.

11.5.1 By Takeda. Takeda represents and covenants that as of the Effective Date it is, and during the Term and for [***] ([***]) years thereafter it shall be, [***] against liability and other risks associated with the activities to be conducted by it under this Agreement and that such [***] set forth in [***].

11.5.2 By Orexigen. During the Term and for [***] ([***]) years thereafter, Orexigen shall either (a) maintain, at its sole expense, clinical trial and product liability insurance relating to the Product that is comparable in type and amount to the insurance customarily maintained by Orexigen with respect to similar prescription pharmaceutical products that are marketed, distributed and sold in the Territory, or (b) self insure for such risks.

12. TERM AND TERMINATION

12.1 Term; Expiration. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until expiration as described in this Section 12.1, unless earlier terminated pursuant to this Article 12 (the “Term”), and shall expire as follows:

12.1.1 on a country-by-country basis, upon the expiration of the Royalty Term with respect to all Products in each country in the Territory, as applicable; or

12.1.2 in its entirety upon the expiration of the Royalty Term with respect to the last Product Commercialized in the last country in the Territory.

12.2 Termination for Cause.

12.2.1 Material Breach. Either Party (the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such breach has continued for [***] ([***]) days (the “Cure Period”) after written notice thereof is provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged material breach in sufficient detail to put the Breaching Party on notice.

12.2.2 Disagreement as to Material Breach; Cure Period. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with Section 13.3. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this Agreement will run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party. Any such termination of this Agreement under this Section 12.2 shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure

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Period, then, the Non-Breaching Party’s right of termination shall be suspended only if and for so long as the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the Non-Breaching Party (such acceptance not to be unreasonably withheld, conditioned, or delayed), and the Breaching Party commits to and carries out such plan as provided to the Non-Breaching Party. The right of either Party to terminate this Agreement as provided in this Section 12.2, shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default. It is understood and acknowledged that, during the pendency of such a Dispute, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute shall be promptly refunded if the panel determines pursuant to Section 13.3 that such payments are to be refunded by one Party to the other Party.

12.3 Termination for Safety Reasons. Either Party shall have the right to terminate this Agreement with respect to any Product in the Territory, without liability for any compensation or other payment obligation to the other Party due to such termination except as expressly specified in this Agreement, by providing the other Party with at least [***] ([***]) days prior written notice of termination, if, at any time, (a) [***] such Product, caused or is likely to cause a fatal, life-threatening or other serious adverse safety event that is reasonably expected, based upon then available data, to preclude obtaining Regulatory Approval for such Product, or, if Regulatory Approval of such Product has already been obtained, to preclude continued marketing of such Product, or (b) [***]. Notwithstanding anything to the contrary in the foregoing, neither Party shall have the right to terminate this Agreement pursuant to this Section 12.3 based on a safety concern [***].

12.4 Termination for Insolvency. To the extent permitted under Law, either Party may terminate this Agreement, if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy for insolvency or for reorganization or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] ([***]) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. All licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such intellectual property, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

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12.5 Termination for Patent Challenge. Orexigen shall have the right to terminate this Agreement immediately upon written notice if Takeda directly or through a Third Party indirectly challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the Orexigen Patents or any foreign counterparts thereof. Takeda shall have the right to terminate this Agreement immediately upon written notice if Orexigen directly or through a Third Party indirectly challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the Takeda Patents or any foreign counterparts thereof. If a Sublicensee of Takeda challenges the validity, scope or enforceability of or otherwise opposes any such Patent, then Takeda shall, upon written notice from Orexigen, terminate such Sublicense. Takeda shall include provisions in all Sublicenses providing that, if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent, Takeda may terminate its Sublicense agreement with such Sublicensee. In the event that all or any portion of this Section 12.5 is invalid, illegal or unenforceable, then the Parties will use Commercially Reasonable Efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s).

12.6 Unilateral Termination by Takeda. Takeda shall have the right to terminate this Agreement in its entirety for any reason or no reason upon [***] ([***]) days prior written notice to Orexigen. Takeda shall be responsible for any of its payment obligations accrued and unpaid as of the date of such notice or that become due and owing during such notice period; provided, however, if, [***]: (a) [***]; or (b) [***], and Takeda terminates this Agreement under this Section 12.6 within [***] ([***]) days thereafter, [***].

12.7 Consequences of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties hereunder and shall not be construed to limit any such rights or remedies.

12.7.1 Consequences of Termination by Orexigen or Takeda. In the event of termination of this Agreement either by Orexigen pursuant to Section 12.2.1 (for material breach), Section 12.4 (for insolvency), or Section 12.5 (for challenge), or by Takeda pursuant to Section 12.3 (for safety) or Section 12.6 (unilateral right):

(a) Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Takeda shall terminate, and Takeda shall cease any and all Development, Manufacturing, and Commercialization activities with respect to all Products;

(b) all payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination or expiration;

(c) Orexigen will thereafter have all rights, on a fully paid-up and royalty-free basis, previously licensed to Takeda hereunder, itself or with a Third Party or through a Third Party sublicensee, to Develop and Commercialize any and all Products at Orexigen’s sole discretion;

(d) Takeda hereby grants to Orexigen, effective as of the effective date of such termination, an exclusive (even as to Takeda), transferable, fully paid-up, royalty-free, sublicenseable license in the Field in the Territory, under the Takeda Intellectual Property, to make, use, sell, offer to sell, import all Products, and otherwise Develop and Commercialize Products;

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(e) the JSC shall coordinate the wind-down of Takeda’s efforts under this Agreement and Takeda, as soon as reasonably practical after the effective date of such termination, will provide to Orexigen, as applicable and to the extent permitted under any applicable Third Party contract, (i) any information, materials, and data, including copies of all Clinical Trial data and results, and all other information, and the like developed by or for the benefit of Takeda relating to Products, including control of, and all information relating to, the global safety database, and (ii) other documents to the extent relating to Products that are necessary in the continued Development and Commercialization of Products (including material documents and agreements relating to the sourcing and Manufacture of a Product or, to the extent the First Commercial Sale of a Product has occurred, for sale, promotion, distribution, sale or use of such Product) throughout the Territory. Orexigen shall have the right to assume all prosecution, maintenance, and enforcement activities under Sections 9.2 through 9.6 with respect to Patents within the Collaboration Patents. Takeda will cooperate with Orexigen to provide a transfer of such material information, materials, data, and documents, and to assist Orexigen with the prosecution, maintenance, and enforcement activities with respect to Patents within the Collaboration Patents. At Orexigen’s request, Takeda shall assign to Orexigen any and all Collaboration Patents and agreements to which Takeda or its Affiliate and a Third Party are parties and that govern the Development, Commercialization and Manufacturing activities conducted in connection with Products prior to such termination, or if such assignment is not permitted under the relevant agreement, (A) grant to Orexigen other rights to provide to Orexigen the benefit of such non-assignable agreement, at Orexigen’s expense, to the extent permitted under the terms of such non-assignable agreement or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable Orexigen to receive, at Orexigen’s expense, the benefit of the terms of such non-assignable agreement;

(f) Subject to the payment of all amounts required under subsection 12.7.1(b), Takeda shall have the right to sell or otherwise dispose of any inventory of any Product on hand at the time of such termination or in process of manufacture; provided, however, that, at Orexigen’s request, Takeda shall transfer to Orexigen any Product that has not been sold or used within [***] ([***])[***] following such termination;

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(g) Takeda shall transfer to Orexigen any and all Regulatory Filings directly and solely related to any Products, including any INDs and NDAs, and, upon Orexigen’ request, shall make available to Orexigen any other relevant information reasonably related to such Regulatory Filings; and

(h) the license set forth in Section 6.3.1 shall survive.

12.7.2 Consequences of Termination by Takeda. In the event of termination of this Agreement by Takeda pursuant to Section 12.2.1 (for material breach), Section 12.4 (for insolvency) or Section 12.5 (for challenge):

(a) Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Orexigen shall terminate, and, upon Takeda’s request, Orexigen shall cease any and all Development, Manufacturing, and Commercialization activities with respect to all Products;

(b) Takeda will thereafter have all rights previously licensed to Orexigen hereunder, itself or with a Third Party or through a Third Party sublicensee, to Develop and Commercialize any and all Products at Takeda’s sole discretion;

(c) all licenses granted to Takeda shall continue in full force, in accordance with the terms and conditions of this Agreement, provided, however, notwithstanding anything to the contrary contained herein, such licenses shall survive the Term and Orexigen’s reservation of rights contained in Section 6.1 shall cease;

(d) the JSC shall coordinate the wind-down of Orexigen’s efforts under this Agreement and Orexigen, as soon as reasonably practical after the effective date of such termination, will provide to Takeda, as applicable and to the extent permitted under any applicable Third Party contract, (i) any information, materials, and data, including copies of all Clinical Trial data and results, and all other information, and the like developed by or for the benefit of Orexigen relating to Products in the Territory, and (ii) other documents to the extent relating to Products that are necessary in the continued Development and Commercialization of Products (including material documents and agreements relating to the sourcing and Manufacture of a Product or, to the extent the First Commercial Sale of a Product has occurred, for sale, promotion, distribution, sale or use of such Product) throughout the Territory. Orexigen will cooperate with Takeda to provide a transfer of such material information, materials, data, and documents. At Takeda’s request, Orexigen shall assign to Takeda any and all Collaboration Patents and agreements to which Orexigen or its Affiliate and a Third Party are parties and that govern Development, Commercialization and Manufacturing activities conducted in or for the Territory in connection with Products for the Territory prior to such termination, or if such assignment is not permitted under the relevant agreement or if Orexigen conducts activities in or for countries outside of the Territory under such agreement, (A) grant to Takeda other rights to provide to Takeda the benefit of such non-assignable agreement, at Takeda’s expense, to the extent permitted under the terms of such non-assignable agreement or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable Takeda to receive, at Takeda’s expense, the benefit of the terms of such non-assignable agreement;

(e) Article 7 shall survive, provided, however, [***]payment obligations under [***] shall be reduced by [***] percent ([***]%); and

(f) Takeda shall use Commercially Reasonable Efforts to Develop and Commercialize a Product in the Territory or, if Takeda does not materially perform such obligation, Orexigen shall have the right to terminate the licenses granted to Takeda in Article 6 as if Takeda were committing a material breach of this Agreement, as provided in Section 12.2.

12.8 Consequences of Expiration. Following the expiration of the Term pursuant to Section 12.1, the following terms shall apply:

12.8.1 Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to all Products in a country pursuant to Section 12.1.1, Takeda shall have a perpetual, irrevocable, non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Orexigen Intellectual Property to make, have made, use, sell, offer to sell and import such Products in the Field in such country.

12.8.2 Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to all Products in a country pursuant to Section 12.1.1, Orexigen shall have a perpetual, irrevocable, non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Takeda Intellectual Property to make, have made, use, sell, offer to sell and import such Products in the Field in such country.

12.8.3 Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to this Agreement in its entirety pursuant to Section 12.1.2, Takeda shall have a perpetual, irrevocable, non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Orexigen Intellectual Property to make, have made, use, sell, offer to sell and import such Products in the Field in the Territory.

12.8.4 Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to this Agreement in its entirety pursuant to Section 12.1.2, Orexigen shall have a perpetual, irrevocable, non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Takeda Intellectual Property to make, have made, use, sell, offer to sell and import such Products in the Field in the Territory.

12.8.5 Sections 2.2.5, 2.2.6, 2.2.9, 3.3.3, 3.4, 3.6, and 3.7 shall survive, to the extent applicable to activities contemplated hereunder that are still being carried out following expiration of the Term, and Article 10 shall survive with respect to any information exchanged under such Sections for a period of [***] ([***]) years after the date of disclosure of such information; provided that, for clarity, any and all information shall be exchanged directly between the Parties, and not through any Committees.

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12.8.6 For as long as Takeda continues to use the Product Trademarks, (a) Takeda shall pay Orexigen the Trademark Royalty provided in Section 7.3.2, and (b) Takeda shall continue to have the license rights provided in Section 6.1.2.

12.9 Survival. The following provisions shall survive termination or expiration of this Agreement in its entirety, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Articles 1, 7 (solely with respect to payments, including under Section 9.7.3, that have accrued prior to the effective date of termination or expiration that have remained unpaid), 10 (for the period set forth in Section 10.1 or such longer period of time as set forth in Section 12.8.5), 13, and 14 and Sections 3.6, 6.5, 8.7, 8.8, 9.1, 11.1, 11.2, 11.3, 11.4 (for the time period set forth therein), 12.7 (as applicable), 12.8 (as applicable), 12.9, 12.10, and paragraph 16 of Exhibit 4.1. All other rights, licenses and obligations shall terminate upon expiration of this Agreement.

12.10 No Limitation on Remedies. Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Article 13, to seek (without restriction as to the number of times it may seek) damages, costs and remedies that may be available under applicable Law or in equity and shall be entitled to offset the amount of any damages and costs obtained in a final determination under Section 13.3 of monetary damages or costs (as permitted by this Agreement) against the other Party against any amounts otherwise due to such other Party under this Agreement.

13. DISPUTE RESOLUTION

13.1 Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 13 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that may arise from time to time pursuant to this Agreement relating to any Party’s rights or obligations hereunder (collectively, “Disputes”) that is not resolved through good faith negotiation between the Parties.

13.2 Resolution by Executive Officers. Except as otherwise provided in this Section 13.2, in the event of any Dispute, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] ([***]) Business Days, either Party may, by written notice to the other Party, refer the Dispute to the other Party for attempted resolution by good faith negotiation within [***] ([***]) days after such notice is received. Any Disputes shall be referred to the Executive Officers for attempted resolution. Except as set forth in Sections 5.7.3, 13.5 or 13.6, each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 13.2 in accordance with Section 13.3.

13.3 Alternative Dispute Resolution. The Parties acknowledge that they desire for any alternative dispute resolution process to be conducted in an efficient, speedy and economical manner and, to achieve that end, any Dispute shall be resolved by the Alternative Dispute Resolution provisions set forth in Exhibit 13.3, the result of which shall be binding upon the Parties. The Parties shall have the right to be represented by counsel in such a proceeding.

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13.4 Survivability. Any duty to engage in alternative dispute resolution under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

13.5 Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

13.6 Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any patent in a country within the Territory shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country.

13.7 Confidentiality. Any and all activities conducted under Sections 13.1 through 13.3, including any and all proceedings and decisions of arbitrator(s) under Section 13.3, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 10.

14. MISCELLANEOUS

14.1 HSR. Prior to taking any action pursuant to the terms of this Agreement for which it is necessary to obtain clearance under the Hart-Scott-Rodino Antitrust Improvement Act (“HSR Act”) or any applicable Laws of any foreign jurisdiction relating to antitrust or competition (“Foreign Competition Laws”), the Parties shall each make or cause to be made all filings and submissions required under the HSR Act and any applicable Foreign Competition Laws with respect to such action within such period of time that is reasonably necessary to obtain clearance under the HSR Act and any applicable Foreign Competition Laws prior to taking such action, and thereafter shall make any other required submissions with respect to such action under the HSR Act and any applicable Foreign Competition Laws and otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting period under the HSR Act and any applicable Foreign Competition Laws as soon as practicable. No Party will extend any waiting period or comparable period under the HSR Act or any applicable Foreign Competition Laws without the prior written consent of the other Party.

14.2 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.3 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given, or (c) delivered by facsimile to the number set forth below unless changed by notice so given, followed by delivery via either of the methods set forth in Section 14.3(a) and (b):

If to Takeda:

Takeda Pharmaceutical Company Limited

1-1, Doshomachi 4-Chome Chuo-ku

Osaka 540-8645

Japan

Attn: General Manager, Global Licensing & Business Development Department

Fax: (+81) 6-6204-2328

Attn: General Manager, Legal Department

Fax: (+81) 6-6204-2055

With a copy to:

Takeda Pharmaceuticals North America, Inc.

One Takeda Parkway

Deerfield, Illinois 60015

Attn: Alliance Manager

Fax: (224) 554-7903

Attn: General Counsel

Fax: (224) 554-7831

If to Orexigen:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, CA 92067

Attention: Chief Financial Officer and General Counsel

Facsimile: 858-875-8650

With a copy to (which shall not constitute notice under this Agreement):

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, CA 92067

Attention: Alliance Manager

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, CA 92130

Attention: Faye H. Russell, Esq.

Facsimile: 858.523.5450

Any such notice shall be deemed given on the date received if delivered in accordance with Section 14.3(a), five (5) days after mailing if mailed in accordance with Section 14.3(b), or the date of transmission if delivered in accordance with Section 14.3(c). A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.3.

14.4 Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest (“Force Majeure”); provided, however, that the affected Party shall (a) promptly notify the other Party, (b) use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and (c) continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

14.5 Assignment.

14.5.1 Each Party may, without the consent of the other Party, assign or transfer all of its rights and obligations hereunder only to an Affiliate, of or to a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement; provided, however, that (a) except as provided in Section 14.5.5, such assignment includes all rights and obligations under this Agreement, (b) such successor in interest shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement.

14.5.2 Subject to Section 14.5.1, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring

Party shall not recognize, nor shall it be required to recognize, such assignment or transfer. In the event that Takeda assigns or otherwise transfers this Agreement to an Affiliate of Takeda, Takeda hereby agrees to be jointly and severally liable with any such Affiliates for the actions of such Affiliates and for any and all amounts that become due and payable hereunder to Orexigen. If Takeda assigns this Agreement to an Affiliate, and such assignment has an adverse tax consequence to Orexigen, then Takeda shall make additional payments to Orexigen under this Agreement to provide Orexigen the payments that would have been due to Orexigen had such assignment not occurred. For purposes of the preceding sentence, adverse tax consequences shall be determined taking into account ultimate actual utilization of any foreign tax credits arising as a result of such assignment and the time value of money if there is any delay in the utilization of such foreign tax credits, if any (based on applicable federal rates).

14.5.3 Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the acquiring party (if other than one of the Parties to this Agreement) shall not be included in the technology licensed to the other Party hereunder to the extent held by such acquirer prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted with respect to Products. The Orexigen Intellectual Property and the Takeda Intellectual Property shall exclude any intellectual property owned or Controlled by a permitted assignee or successor and not developed in connection with Products.

14.5.4 Notwithstanding anything to the contrary in this Agreement, Orexigen shall have the right to assign its rights to receive payments pursuant to Article 7, in whole or in part, to a Third Party in connection with the monetization of Orexigen’s revenue stream under Article 7.

14.5.5 Notwithstanding anything to the contrary in this Agreement, without the consent of Orexigen, Takeda may directly or through multiple tiers (a) sublicense or transfer some or all of its rights or obligations hereunder to one or more Affiliates, or (b) grant one or more of its Affiliates distribution rights under this Agreement; provided, however, in each case, such sublicense, transfer or grant of rights shall be subject to the provisions of Section 14.5.1 and 14.5.2.

14.6 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder. Takeda and its Affiliates shall take all measures reasonably requested by Orexigen to give effect to the provisions of this Agreement. Any Affiliate that acquires rights hereunder will be deemed to be bound by the provisions of this Agreement.

14.7 Waivers, Modifications and Amendments. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both of the Parties.

14.8 Governing Law. This Agreement shall be governed by, enforced, and shall be construed in accordance with the Laws of the State of New York, U.S. without regard to any conflicts of law provision that would result in the application of the Laws of any State other than the State of New York, U.S.

14.9 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute Orexigen and Takeda as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

14.10 Entire Agreement. This Agreement and the attached exhibits constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same including as provided in Section 10.6.

14.11 Exports. Each Party agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

14.12 Interpretation. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

14.13 Performance by Affiliates. Each Party recognizes that the other Party may perform some or all of its obligations under this Agreement through Affiliates to the extent permitted under this Agreement; provided, however, that such other Party shall remain responsible for the performance by its Affiliates as if such obligations were performed by such other Party.

14.14 Counterparts; Electronic Delivery. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers effective as of the Effective Date.

OREXIGEN THERAPEUTICS, INC.		TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Michael A. Narachi	By:	/s/ Yasuchika Hasegawa
Name:	Michael A. Narachi		Yasuchika Hasegawa
Title:	President & CEO		President & CEO

[Signature Page to Collaboration Agreement]

Exhibit 1.86

Orexigen Logo

Exhibit 1.87

Orexigen Patents

Pat. or Pub. No.	Title	Date Filed
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

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Pat. or Pub. No.	Title	Date Filed
[***] [***]	[***]	[***]

[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]
[***] [***]	[***]	[***]

[***]

[***]

[***]

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Exhibit 3.3.3

Commercialization Reports

REPORT	FREQUENCY OF REPORTING
	[***]	[***]	[***]	[***]
[***]	[***]
[***]	[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]			[***]
[***]			[***]

[***]

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Exhibit 3.5.3

Co-Promote Agreement Terms

The Co-Promote Agreement shall include the following terms and conditions:

1. Commercialization Rights; Co-Promote Activities. Orexigen shall be entitled to participate in the Commercialization of Contrave in the Initial Indication in the U.S. as follows: (i) through membership in the JCC pursuant to Section 5.3 of this Agreement; (ii) by performing a portion of the PDEs in the U.S., subject to the applicable rights, obligations and limitations contained in Article 3 of this Agreement (including, for the avoidance of doubt, Section 3.5.4 of this Agreement (Change of Control of Orexigen)); and (iii) conducting such other activities necessary to support its PDE obligation. The Co-Promote Agreement shall be structured to reflect the following, subject in all events to the terms of Section 3.5 of this Agreement:

•

The number of PDEs to be performed annually by the Parties shall be determined by the JCC and set forth in the Commercialization Plan, within the limitations and rights set forth in Sections 3.5.1 and 3.5.2 of this Agreement, taking into consideration prescribing levels, geographic territory, centers of excellence, target groups, detail position and other relevant considerations as the JCC may determine;

•

Each Party shall provide its PDE requirements in the Commercialization Plan with the goal of achieving the call plan, but in accordance with the following: (i) during each [***], at least [***] percent ([***]%) of its PDE requirement under the call plan; and (ii) during each [***], at least [***] percent ([***]%) of its PDE requirement under the call plan. If either Party fails to achieve [***] percent ([***]%) of its PDE requirement under the call plan in a [***], it must exceed [***] percent ([***]%) of its PDE requirement under such call plan in the following [***] by the number of PDEs that such Party failed to achieve in the prior [***] (i.e., that caused it to achieve less than [***] percent ([***]%) of its PDE requirement under the call plan). If either Party fails to achieve [***] percent ([***]%) of its PDE requirement under the call plan in any [***], it must exceed [***] percent ([***]%) of its PDE requirement under the call plan in the following [***] ([***])[***] by the number of PDEs that such Party failed to achieve in the prior [***] (i.e., that caused it to achieve less then [***] percent ([***]%) of its PDE requirement under the call plan). Any failure by either Party to correct a PDE shortfall (i.e., achieving less than [***] percent ([***]%) of its PDE requirement under the call plan in a [***] or [***] percent ([***]%) of its PDE requirement under the call plan in a [***] in the timeframe specified above shall be a material breach of the Co-Promote Agreement, and the non-breaching Party shall have the remedies set forth in paragraph 7 of this Exhibit 3.5.3; provided, for the avoidance of doubt, if a Party achieves the PDE requirements set forth above, including through the correction of any shortfall, it may not be held in material breach for failure to achieve [***] percent ([***]%) of the PDE requirements under call plan within the Commercialization Plan.

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•

The Parties shall implement and maintain sales force incentive plans regarding the promotion of the Product that ensure that the targeted incentive weighting for each Sales Representative’s performance is commensurate with the PDE requirement for each Sales Representative as determined in the call plan. For example, a Sales Representative who is expected to deliver [***] percent ([***]%) of his/her PDEs in support of the Product (with the remainder being allocated to other products) shall have an incentive plan that ensures that [***] percent ([***]%) of the targeted incentive within a specified time period under the call plan is dependent upon performance of the Product. For the avoidance of doubt: (i) the incentive weighting for the Product may, but does not have to, equal or exceed [***] percent ([***]%) of the overall incentive weighting applied to both the Product and the other products, and (ii) the incentive weighting for the Product is intended to [***], and to achieve the overall JCC approved call plan and contractual PDE requirements.

2. Commercialization Costs.

•

Except as otherwise specifically provided in this Exhibit 3.5.3, Orexigen shall be responsible for [***] costs and expenses relating to its Commercialization activities under the Co-Promote Agreement, including [***].

•	[***].

•	Orexigen’s Commercialization Costs shall not include [***], and shall be limited to (a) [***] and (b) [***]; provided, for the avoidance of doubt, Takeda and Orexigen contemplate [***].

•	During the Initial Co-Promote Period, Orexigen shall be entitled to receive the PDE Cost, or [***] Dollars ($[***]) per PDE. Takeda’s cost-per-PDE is [***] Dollars ($[***]).

•	Following the end of each Calendar Quarter during the Initial Co-Promote Period, but not the Secondary Co-Promote Period, Takeda shall reimburse Orexigen for [***].

•	During the Initial Co-Promote Period, [***] shall be applied toward Takeda’s Commercialization Cost obligations pursuant to Section 3.2.3 of the Agreement.

3. PDE and Sample Reporting.

•

Each Party shall maintain complete and accurate records of each PDE performed by its Sales Representatives using a call document, in a form agreed upon by the Parties, which records the name and address of each target prescriber, the date and position of the PDE, the number of samples delivered, and any other information reasonably requested by Takeda.

•

Each Party shall provide the other Party with a monthly written report of the number of total PDEs performed, including the position of the PDEs, in a form agreed upon by the Parties. The monthly report shall be provided no later than the [***] calendar day of the following month, or within such timeframe as is consistent with each Party’s then-current systems and processes for creating such written reports.

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•	Takeda shall determine sampling procedures to be followed by Orexigen, if applicable, and will consider in good faith input from Orexigen.

•

During the term of the Co-Promote Agreement, and for a period of [***] ([***]) years thereafter, Takeda shall have the right to perform audits of Orexigen’s files, records, databases, and other information solely related to the Product and as necessary to confirm the accuracy of any PDE or sample reports provided by Orexigen to Takeda under the Co-Promote Agreement for any period during the preceding [***] ([***]) years. Takeda shall perform such audits at reasonable times, upon [***] ([***]) days prior written notice and in no case more than [***] ([***])[***] per Calendar Year and no more than [***] ([***])[***] for each Calendar Year.

4. Performance Standards.

•

The Parties shall use Commercially Reasonable Efforts to Commercialize the Products and shall perform their Commercialization obligations in accordance with this Agreement, the Co-Promote Agreement and the applicable Commercialization Plan, including the specific diligence obligations of Takeda pursuant to Section 3.2 of this Agreement.

•

The Parties shall comply with all laws, rules and regulations applicable to the marketing, sale and promotion of pharmaceutical products, including the statutes, regulations and written directives of the FDA, including the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. §1320a-7b(f), the Health Insurance Portability and Accountability Act of 1996, the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, the American Medical Association: (i) Guidelines on Gifts to Physicians from Industry, and (ii) Prescriber Data Restriction Program, each as may be amended from time to time. Consistent with the “Compliance Program Guidance for Pharmaceutical Manufacturers,” published by the Office of Inspector General, U.S. Department of Health and Human Services, Orexigen agrees to maintain a compliance program with respect to its promotional and sales activities relating to the Products containing all of the elements described in such guidance document. Upon either Party’s request, the other Party shall provide the requesting Party with copies of its policies for such compliance programs.

5. Promotional Materials and Samples. Takeda shall provide to Orexigen reasonable quantities of promotional materials (i.e., developed and approved by Takeda), samples, or sample vouchers for Product to support Orexigen’s Co-Promote activities in accordance with the following:

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•	During the Initial Co-Promote Period, Takeda shall provide such promotional materials, samples or sample vouchers to Orexigen [***];

•	During the Secondary Co-Promote Period, Takeda shall provide such promotional materials to Orexigen [***] with samples or sample vouchers being provided to Orexigen [***]; and

•	During the Initial Co-Promote Period and Secondary Co-Promote Period, Orexigen shall not, and shall ensure that its Sales Representatives do not, make any changes to the promotional materials.

6. Training and Related Sales Force Issues.

•

During the Initial Co-Promote Period and prior to launch of the Product, Takeda shall, [***]: (i) provide training to Orexigen’s sales managers and trainers (i.e., train-the-trainer), and (ii) ship training materials to Orexigen as reasonably required for Orexigen’s training activities.

•

During the Initial Co-Promote Period and after launch of the Product, Orexigen shall be responsible for: (i) conducting training for its sales managers and trainers [***], and (ii) [***] shipment of training and promotional materials to Orexigen.

•

Except as set forth above in this paragraph 6, during the Initial Co-Promote Period and the Secondary Co-Promote Period, Orexigen shall be responsible, [***], for training, supervising and maintaining its sales force, including as is necessary for launch of the Product.

7. Term and Termination.

•

Except as set forth below in this paragraph 7, the term of the Co-Promote Agreement shall commence on the effective date of the Co-Promote activities and shall continue in effect until expiration or termination of this Agreement, unless otherwise terminated as set forth below.

•

The Co-Promote Agreement shall contain reasonable and appropriate termination rights, including the following: (i) during the Initial Co-Promote Period, Orexigen may terminate upon [***] ([***])[***] prior written notice to Takeda; (ii) during the Secondary Co-Promote Period, Orexigen may terminate upon [***] ([***])[***] prior written notice to Takeda; and (iii) upon termination for material breach, the non-breaching Party shall have the rights and remedies set forth in Article 12 of this Agreement.

8. Medical Inquires. Takeda shall be responsible for and shall establish procedures for handling any medical inquires from health care professionals or others and any requests for medical information about the Product. Orexigen shall follow such procedures to the extent applicable to its Commercialization activities.

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9. Adverse Events. The Parties shall establish a process for communicating and reporting any adverse events and complaints relating to the Products in accordance with the pharmacovigilance agreement described in Section 3.6 of this Agreement.

10. Non-Solicitation. During the term of the Co-Promote Agreement and for [***] ([***])[***] thereafter, neither Party shall actively recruit or solicit, directly or through a Third Party, for employment any then-current Sales Representative or associated field support of the other Party without the written consent of the other Party. Nothing in this Agreement shall limit a Party from engaging in general recruitment through advertisements or recruiting through “head-hunters” so long as the Sales Representatives or associated field support of the other Party are not specifically targeted in such recruitment effort.

11. Additional Terms and Conditions. The Co-Promote Agreement shall contain such other terms and conditions as are customarily contained in similar agreements in the pharmaceutical industry; provided that, with respect to provisions also set forth in this Agreement, the Parties shall endeavor to incorporate such provisions in the Co-Promote Agreement (e.g., insurance, indemnification, representations, recalls). In the event of any conflict between the Co-Promote Agreement and this Agreement, the terms of this Agreement shall govern.

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Exhibit 3.8.1

Product Trademarks

Registered Marks

CONTRAVE ® (Class 5)

Pending Marks

CONTRAVE ™ (Classes 16, 44)

™ (Classes 5, 16, 44)

(The approved color for the CONTRAVE Logo is [***])

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Exhibit 4.1

Material Terms for Manufacturing Services Agreement

The Manufacturing Services Agreement will include the following terms and conditions:

1.	Appointment as Exclusive Supplier. During the Term, unless and until Manufacture of the Product is transferred to Takeda, Orexigen shall retain and have the sole and exclusive right and the obligation to Manufacture, have Manufactured, supply or have supplied all of Takeda’s, its Affiliates’ and permitted Sublicensees’ requirements of the Product for Development and Commercialization in the Territory itself or through its Third Party Manufacturer. Without limiting Orexigen’s obligations hereunder, Orexigen shall use Commercially Reasonable Efforts to meet Takeda’s supply requirements for the Product in the Territory.

2.	Launch Supplies. Orexigen guarantees delivery of Launch Supplies to Takeda by the delivery date specified in Takeda’s purchase order issued to Orexigen at least [***] ([***]) months prior to such delivery date; provided, however, that if any delay in delivery of Launch Supplies is caused by Takeda, then such delivery date shall be extended for each day such delivery may be delayed. Notwithstanding the foregoing sentence, in the Manufacturing Services Agreement, the Parties shall specify the deliverables to be provided by Takeda to Orexigen on which the delivery of Launch Supplies is dependent. “Launch Supplies” means the [***] of Contrave in finished package form, by dosage strength, including samples and trade Product, [***] in the United States, which at the time of delivery, will have a minimum of [***] ([***])[***] remaining shelf life and will comply with the terms of this Exhibit 4.1 or, if in effect, the Manufacturing Services Agreement. [***], and Takeda will have solely the additional remedies set forth in paragraph 3 of this Exhibit.

3.	Remedies for Failure to Supply. Upon the occurrence of any of the following events, Takeda may, at its election made in writing to Orexigen any time thereafter, (a) [***] and/or (b) [***]:

i.	Orexigen fails to supply Launch Supplies in accordance with paragraph 2 of this Exhibit;

ii.	Orexigen fails to deliver in accordance with the Manufacturing Services Agreement Takeda’s order for Product within [***] ([***]) Business Days after the specified delivery date set forth in Takeda’s binding purchase order submitted in accordance with the Manufacturing Services Agreement;

iii.	Orexigen fails, in any [***], to supply in accordance with the Manufacturing Services Agreement at least [***] percent ([***]%) of each of the Product, by dosage strength, physician samples, and/or trade Product ordered by Takeda in binding purchase orders submitted in accordance with the Manufacturing Services Agreement; or

iv.	Orexigen or any of its Affiliates [***].

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In addition, upon any failure by Orexigen’s to supply the Product in accordance with the Manufacturing Services Agreement, Orexigen shall [***].

For clarity, Takeda shall not have the right to terminate this Agreement pursuant to Section 12.2 for Orexigen’s failure to complete the Delivery of Launch Supplies (as provided in Section 7.2.1 of this Agreement) or any other failure to supply, and Takeda’s sole remedy for any such failure shall be the remedies set forth in paragraphs 2 and 3 of this Exhibit.

4.	Role of JMC. The JMC shall have [***] over the Manufacture and distribution of the Products during the Term. JMC shall [***] developments relating to forecasting, commercial and regulatory issues, scheduling and supply and other matters related to Manufacturing. In addition, the JMC shall [***] the appropriate level and management of safety stock. [***].

5.	Transfer Price. The price at which Orexigen supplies the Products to Takeda (“Transfer Price”) shall be the [***]. For avoidance of doubt, the Transfer Price will not include [***]. Takeda shall pay Orexigen’s invoice for the Transfer Price for such Products within [***] ([***]) days of the date on which those Products are delivered by Orexigen in accordance with the terms of the Manufacturing Services Agreement.

Takeda will have the right, upon reasonable notice and during normal business hours, to audit Orexigen’s records with respect to the Transfer Price. Upon any transfer of Manufacturing Responsibilities to Takeda pursuant to Section 4.2 of this Agreement, Orexigen shall have similar audit rights with respect to supply of Product for Clinical Trials by Takeda. Such audit shall be conducted during normal business hours, upon not less than [***] ([***]) Business Days prior notice, and no more than [***] with regard to any given Calendar Year. The audited Party shall use Commercially Reasonable Efforts to resolve any material audit findings as promptly as possible. The auditing Party shall bear the full cost of such audit unless such audit discloses that the auditing Party paid more than [***] percent ([***]%) of the amount that otherwise should have been paid for the Product for a given Calendar Quarter, in which case, the audited Party shall bear the full cost of such audit.

6.	Assignment or Termination of [***]. In the event that the cost of Manufacture for Products [***] or at Takeda’s election, as provided herein, [***]. If the Manufacturing Responsibility Transition Plan results in [***].

7.

Third Party Manufacturer Agreements. The terms of the Manufacturing Services Agreement shall (a) establish the procedures, terms and conditions for manufacture, quality control, forecasting, ordering, delivery price, payment and appropriate other activities relating to the supply of the Product in the Territory so as to reasonably enable Orexigen to meet its obligations [***], (b) provide Takeda no remedies for Orexigen’s failure to supply the Product in accordance with the Manufacturing Services Agreement that are in addition to those set forth herein or that are available to Orexigen in the

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Patheon Agreement (and other existing agreements with Third Party Manufacturers), and (c) set forth such terms and conditions so that the Manufacturing Services Agreement is otherwise consistent in all material respects with [***]

8.	Delivery. All Products shall be shipped [***] (INCOTERMS 2000) to the destination requested by Takeda.

9.	Change Controls. The Parties shall include in the Manufacturing Services Agreement a reasonable change control procedure to deal with any reasonable changes to the Product Specification and other changes requested by Takeda to the extent permitted under applicable Law, or any changes required by Laws. All Third Party costs incurred by either Party for any such changes in accordance with the agreed-upon change control procedure shall be paid by Takeda if requested by Takeda or if such changes are required for commercial Product by Laws in the Territory.

10.	Second Source. There shall be no obligation for Orexigen to establish a second Manufacturing facility for the Product during the term of the Manufacturing Services Agreement. [***].

11.	Product Quality/Complaints. The Manufacturing Services Agreement will define procedures for resolution of any disputes regarding Product quality and for notification of each Party in the event of a Product complaint or Product recall. The Manufacturing Services Agreement will contain mutually acceptable provisions regarding release testing of the Product and, if applicable, the transfer of information necessary for Takeda to perform required quality testing, as applicable.

12.	Recall Costs. The costs of a recall conducted pursuant to Section 3.7 of this Agreement will be (a) the responsibility of [***], or (b) [***]; provided, however, that [***].

13.	Regulatory Audits. Prior to shipment of the Launch Supplies, and thereafter not more than [***] per Calendar Year or as otherwise agreed by the Parties, and subject to the terms of the applicable agreement between Orexigen and its Third Party Manufacturers, Orexigen shall, at Takeda’s request, conduct GMP audits of the Third Party Manufacturers and, if applicable, exercise such other audit rights that Orexigen may have under such agreements, and shall disclose to Takeda the complete results of such audits. Unless prohibited by such agreements, Takeda will be permitted to have at least [***] representatives present at all times during the audit. Orexigen will use Commercially Reasonable Efforts to cause such Third Party Manufacturers to promptly correct any deficiencies or other adverse findings.

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14.	Representations and Warranties. Orexigen shall provide standard warranties applicable in the pharmaceutical industry, including warranties that all Product Manufactured on behalf of Takeda:

a.	shall be manufactured and tested in accordance with all applicable Laws, including GMPs applicable to, without limitation, the manufacturing, storage, and shipment of the Product,

b.	shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, 21 U.S.C. Section 301c et. seq., or other applicable Laws,

c.	the time of delivery to Takeda will meet the Product Specifications, and

d.	at the time of delivery to Takeda, will have incurred a loss of not more than ([***])[***] from the expiration dating for the Product.

15.	Quality Agreement. The Parties shall work together in good faith to enter into a mutually acceptable quality agreement with respect to the Manufacture of the Product prior to shipment of Launch Supplies.

16.	Term and Termination. The Manufacturing Services Agreement will terminate, on the earlier of (a) [***], (b) [***] or (c) [***]; provided, however, that upon expiration of this Agreement, at Takeda’s election, Orexigen shall (i) continue to supply Takeda’s requirements for the Product in the Territory in accordance with the terms of the Manufacturing Services Agreement for a period of up to [***] ([***])[***] following such expiration or (ii) [***].

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Exhibit 4.3

Third Party Manufacturers as of the Effective Date

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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Exhibit 8.2.12

Other Agreements

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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Exhibit 10.8

Press Release

Orexigen(R) Therapeutics and Takeda Enter Into Partnership to Commercialize Contrave(R) in North America

SAN DIEGO and OSAKA, Japan, Sept 02, 2010 /PRNewswire via COMTEX/ —Orexigen(R) Therapeutics, Inc. (Nasdaq: OREX) and Takeda Pharmaceutical Company Limited (TSE: 4502), today announced that they have entered into an exclusive partnership to develop and commercialize Contrave(R) (naltrexone SR/bupropion SR), Orexigen’s investigational drug for the treatment of obesity, in the United States, Canada and Mexico.

Contrave is a combination therapy believed to address both biological and behavioral drivers of obesity. The central pathways targeted by this treatment are involved in controlling the balance of food intake and metabolism, and regulating reward-based eating behavior. Orexigen submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for Contrave on March 31, 2010 and the Prescription Drug User Fee Act (PDUFA) action date has been set for January 31, 2011.

Under the terms of the agreement, Orexigen will receive an upfront cash payment of $50 million from Takeda, and Takeda will obtain an exclusive marketing right from Orexigen in the United States, Mexico and Canada while Orexigen retains the right to co-promote with Takeda in the United States. Orexigen will be eligible to receive payments of over $1 billion upon achieving certain regulatory and sales-based milestones. Assuming Contrave is commercialized, Takeda will pay tiered double-digit royalty payments on net sales in the Territory.

Under the terms of the agreement, Orexigen and Takeda will work together on ongoing development of the product, with Orexigen leading pre-approval activities, and Takeda leading post-approval activities. The parties will share in the costs of any future development of the product.

“Takeda is an ideal partner for Contrave given its proven track record in commercializing innovative medicines and its commitment to the treatment of obesity,” said Michael Narachi, President and CEO of Orexigen. “We believe this is a great strategic partnership to enable our goal of a strong market entry for Contrave, if approved. It has been our belief that getting a partner involved early would be critical to a high-quality launch of Contrave, and with this partnership now in place, we are tightly focused on the regulatory review process and securing approval for Contrave.”

“Contrave represents an important addition to Takeda’s cardiovascular and metabolic disease franchise and we look forward to partnering with Orexigen,” said Shinji Honda, President and CEO of Takeda Pharmaceuticals North America, Inc., a wholly-owned subsidiary of Takeda that has commercial responsibility for the Americas. “Takeda has deep experience in providing important medicines to treat chronic disease and Contrave will help us provide a full spectrum of treatment to patients for the management of obesity.”

Approximately 75 million Americans suffer from obesity and that number is expected to rise to 103 million by 2018. Obesity is a chronic condition linked to serious medical consequences including type 2 diabetes, cardiovascular disease, cancer and depression. Despite increasing public health concerns regarding obesity, two-thirds of the U.S. adult population is overweight or obese. Although weight loss of 5-10 percent may improve overall health, including blood sugar control, high blood pressure, high cholesterol, and overall quality of life, many individuals are not able to lose weight or maintain weight loss with diet and exercise alone.

Conference Call Today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the partnership. The live call may be accessed by phone by calling (866) 314-5232 (domestic) or (617) 213-8052 (international), participant code 19096068. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com/, and will be archived for 14 days following the call.

About Contrave

Contrave is an investigational combination therapy believed to address both biological and behavioral drivers of obesity. The two components of this combination therapy act in a complementary manner in the central nervous system. The central pathways targeted by this treatment are involved in controlling the balance of food intake and metabolism, and regulating reward-based eating behavior. In clinical trials, Contrave was shown to help obese patients initiate and sustain significant weight loss, improve important markers of cardiometabolic risk and increase ability to control eating.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company has filed an NDA with the FDA for its lead investigational product, Contrave(R). The Company’s second product, Empatic(TM), has completed Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss, through combination therapeutic approaches. Further information about the Company can be found at http://www.orexigen.com/.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to strive towards better health for patients worldwide through leading innovation in medicine. Additional information about Takeda is available through its corporate website, http://www.takeda.com/.

About Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc.

Based in Deerfield, Ill., Takeda Pharmaceuticals North America, Inc. and Takeda Global Research & Development Center, Inc. are subsidiaries of Takeda Pharmaceutical Company Limited, the largest pharmaceutical company in Japan. The respective companies currently market oral diabetes, insomnia, rheumatology and gastroenterology treatments and seek to bring innovative products to patients through a pipeline that includes compounds in development for diabetes, cardiovascular disease, gastroenterology, neurology and other conditions. To learn more about these Takeda companies, visit http://www.tpna.com/.

Forward-Looking Statements Related to Orexigen

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the potential for, and timing of, approval for Contrave, the Company’s belief that this product candidate may be an important therapeutic option in the treatment of obesity, the potential milestone and royalty payments under the agreement with Takeda and the potential strength of our market entry with Contrave, if approved. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: Orexigen’s dependence on Takeda for aspects of the development and commercialization of Contrave; the potential for the FDA to delay the scheduled PDUFA action date of January 31, 2011 due to the FDA’s internal resource constraints or other reasons; the uncertainty of the FDA approval process and other regulatory requirements; the FDA may not agree with the Company’s interpretation of efficacy and safety results; the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the approval of the Contrave NDA; the therapeutic and commercial value of Contrave; reliance on third parties to assist with the development of Contrave and the regulatory submissions related thereto; the potential for adverse safety findings relating to Contrave; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on August 6, 2010 and is available from the SEC’s website (http://www.sec.gov/) and on our website (http://www.thresholdpharm.com/) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Forward-Looking Statements Related to Takeda

This press release contains forward-looking statements regarding the Company’s plans, outlook, strategies, and results for the future. All forward-looking statements are based on judgments derived from the information available to the Company at this time. Forward looking statements can sometimes be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “continue,” “seek,” “pro forma,” “potential,” “target, “ “forecast,” or “intend” or other similar words or expressions of the negative thereof. Certain risks and uncertainties could cause the Company’s actual results to differ materially from any forward looking statements contained in this press release. These risks and uncertainties include, but are not limited to, (1) the economic circumstances surrounding the Company’s business, including general economic conditions in the US and worldwide; (2) competitive pressures; (3) applicable laws and regulations; (4) the success or failure of product development programs; (5) decisions of regulatory authorities and the timing thereof; (6) changes in exchange rates; (7) claims or concerns regarding the safety or efficacy of marketed products or product candidates; and (8) integration activities with acquired companies.

SOURCE Orexigen Therapeutics, Inc.

Exhibit 13.3

Dispute Resolution

All references to “days” in this ADR provision are to calendar days.

1.	To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within [***] ([***]) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.

Within [***] ([***]) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable panel of [***] ([***]) neutrals to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable panel of [***] ([***]) neutrals within such period, either Party may request the President of the International Institute for Conflict Prevention and Resolution (“CPR”), 575 Lexington Avenue, 21st floor New York, New York 10022, to select a panel of [***] ([***]) neutrals pursuant to the following procedures:

(a)	The CPR shall submit to the Parties a list of not less than [***] ([***]) candidates within [***] ([***]) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either Party or any of their Affiliates.

(b)	Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)	Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within [***] ([***]) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)	If the Parties collectively have identified fewer than [***] ([***]) candidates deemed to have conflicts, the CPR immediately shall designate as the panel of [***] ([***]) neutrals the three candidates for whom the Parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified [***] ([***]) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than [***] ([***]) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.	No earlier than [***] ([***]) days or later than [***] ([***]) days after selection, the panel shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the panel shall designate a location other than the principal place of business of either Party or any of their Affiliates. Commencing on the date [***] ([***]) days after receipt of the initial ADR notice described in paragraph 1 above, the Parties shall be entitled to engage in reasonable discovery under procedures of the Federal Rules of Civil Procedure; provided, however, that a party may not take more than [***] ([***]) depositions. There shall not be any, and the panel shall not permit any, discovery within [***] ([***]) days of the hearing. The panel shall decide any Disputes between the Parties related to discovery, including ruling on reasonable requests to expedite discovery, taking into account the applicable period of time for discovery.

4.	At least [***] ([***]) days prior to the hearing, each Party shall submit the following to the other Party and the panel:

(a)	a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the panel;

(b)	a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)	a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed [***] ([***]) page per issue.

(d)	a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed [***] ([***]) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5.	The hearing shall be conducted on [***] ([***]) consecutive days and shall be governed by the following rules:

(a)	Each Party shall be entitled to [***] ([***]) hours of hearing time to present its case. The panel shall determine whether each Party has had the [***] ([***]) hours to which it is entitled.

(b)	Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)	The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)	Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)	Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the panel shall have sole discretion regarding the admissibility of any evidence.

6.	Within [***] ([***]) days following completion of the hearing, each Party may submit to the other Party and the panel a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed [***] ([***]) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.	The panel shall rule on each disputed issue in writing within [***] ([***]) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The panel shall not issue any written opinion or otherwise explain the basis of the ruling.

8.	The panel shall be paid a reasonable fee plus expenses. These fees and expenses, along with the [***], shall be paid as follows:

(a)	If the panel rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay [***]% of such reasonable fees and expenses.

(b)	If the panel rules in favor of one Party on some issues and the other Party on other issues, the panel shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The panel shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.	The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

10.	Except as provided in paragraph 9 or as required by law, the existence of the Dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information as set forth in Section 13.7 of this Agreement. The panel shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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